   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1999
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          NEXTEL COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (State or Other Jurisdiction of
                         Incorporation or Organization)
                                      4812
                          (Primary Standard Industrial
                          Classification Code Number)
                                   36-3939651
                                (I.R.S. Employer
                             Identification Number)

                            2001 EDMUND HALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (703) 433-4000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             THOMAS J. SIDMAN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          NEXTEL COMMUNICATIONS, INC.
                            2001 EDMUND HALLEY DRIVE
                     RESTON, VIRGINIA 20191/(703) 433-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   COPIES TO:
                              LISA A. STATER, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              3500 SUNTRUST PLAZA
                              303 PEACHTREE STREET
                          ATLANTA, GEORGIA 30308-3242
                                 (404) 521-3939

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

                                                        PROPOSED          PROPOSED
                                                        MAXIMUM           MAXIMUM          AMOUNT OF
     TITLE OF EACH CLASS OF         AMOUNT TO BE     OFFERING PRICE      AGGREGATE        REGISTRATION
  SECURITIES TO BE REGISTERED        REGISTERED         PER UNIT       OFFERING PRICE         FEE
--------------------------------------------------------------------------------------------------------
9.375% Senior Serial Redeemable
  Notes Due 2009                  $2,000,000,000(1)    $333.33(2)     $666,666,666(2)     $176,000(3)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Represents the maximum principal amount at maturity of 9.375% Senior Serial Redeemable Notes due 2009 that may be issued pursuant to the exchange offer described in this registration statement.
(2) Represents one-third of the $1,000 principal amount at maturity per unit of the outstanding 9.375% Senior Serial Redeemable Notes due 2009 to be tendered to the registrant, which has an accumulated capital deficit, in exchange for the notes registered under this registration statement.
(3) The registration fee is calculated under Rule 457(f)(2) of the Securities Act of 1933 as follows: the product of .000264 and $666,666,666, one-third of the principal amount at maturity of the outstanding notes that may be tendered to the registrant, which has an accumulated deficit, in exchange for the notes registered under this registration statement.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEXTEL MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND NEXTEL IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 16, 1999

PROSPECTUS

                                 $2,000,000,000

                               OFFER TO EXCHANGE
                 9.375% SENIOR SERIAL REDEEMABLE NOTES DUE 2009
   FOR ANY AND ALL OUTSTANDING 9.375% SENIOR SERIAL REDEEMABLE NOTES DUE 2009

                                       OF

                          NEXTEL COMMUNICATIONS, INC.

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME, ON             , 2000, UNLESS EXTENDED.
                            ------------------------

The Registered Notes

     - The terms of the notes to be issued are substantially identical to the outstanding notes that Nextel issued on November 12, 1999, except for transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes that will not apply to the offered notes.

     - The notes mature on November 15, 2009.

     - Interest on the notes accrues at the rate of 9.375% per year, payable in cash every six months on May 15 and November 15, with the first payment on May 15, 2000.

     - The notes are senior, unsecured obligations of Nextel and will rank equally with all other unsecured and unsubordinated obligations of Nextel.

The Exchange Offer

     - Expires at 5:00 p.m., New York City time, on           , 2000, unless
       Nextel extends the exchange offer.

     - The exchange offer is subject to conditions, which Nextel may waive.

     - Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

     - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of notes which are registered under the Securities Act of 1933.

     - If you do not tender your notes in the exchange offer, you will continue to hold unregistered securities and your ability to transfer your notes could be adversely affected.

     - Nextel will not receive any cash proceeds from the exchange offer.
                            ------------------------

     PLEASE CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS.
                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS

I.  REFERENCES TO ADDITIONAL INFORMATION

     AS USED IN THIS PROSPECTUS, "NEXTEL" REFERS TO NEXTEL COMMUNICATIONS, INC. AND ITS SUBSIDIARIES, EXCEPT WHERE THE CONTEXT OTHERWISE REQUIRES OR AS OTHERWISE INDICATED. THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT NEXTEL THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. YOU MAY OBTAIN DOCUMENTS THAT ARE FILED BY NEXTEL WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS BY REQUESTING THE DOCUMENTS, IN WRITING OR BY TELEPHONE, FROM THE COMMISSION OR FROM:

           NEXTEL COMMUNICATIONS, INC.
           2001 EDMUND HALLEY DRIVE
           RESTON, VIRGINIA 20191
           ATTENTION:   INVESTOR RELATIONS
           TELEPHONE:  (703) 433-4000

     IF YOU WOULD LIKE TO REQUEST COPIES OF THESE DOCUMENTS, PLEASE DO SO BY
                    , 2000, WHICH IS FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER, IN ORDER TO RECEIVE THEM BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. SEE "XI. WHERE YOU CAN GET MORE INFORMATION."

     "Nextel" and "Nextel Direct Connect" are trademarks or service marks of Nextel. "Motorola," "i1000plus," "i500plus" and "i700plus" are trademarks of Motorola, Inc.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
   I.  References to Additional Information..............................    2
  II.  Summary...........................................................    4
         A.  Nextel......................................................    4
         B.  Use of Proceeds.............................................    4
         C.  The Exchange Offer..........................................    5
         D.  The Exchange Notes..........................................    7
         E.  Summary Financial Information...............................    8
 III.  Risk Factors......................................................   11
         A.  Risk Factors Relating to Nextel.............................   11
         B.  Risk Factors Relating to the Notes..........................   19
         C.  Nextel's Forward Looking Statements Are Subject to a Variety
             of Factors That Could Cause Actual Results to Differ
             Materially from Current Beliefs.............................   22
  IV.  Use of Proceeds...................................................   23
   V.  The Exchange Offer................................................   23
         A.  Purpose and Effect of the Exchange Offer....................   23
         B.  Resale of the Exchange Notes................................   24
         C.  Terms of the Exchange Offer.................................   25
         D.  Expiration Date; Extensions; Amendments.....................   25
         E.  Conditions..................................................   27
         F.  Procedures for Tendering....................................   27
         G.  Book-Entry Transfer.........................................   29
         H.  Guaranteed Delivery Procedures..............................   30
         I.  Withdrawal of Tenders.......................................   30
         J.  Termination of Certain Rights...............................   31
         K.  Exchange Agent..............................................   31
         L.  Fees and Expenses...........................................   31
         M.  Consequences of Failure to Exchange.........................   32
         N.  Accounting Treatment........................................   32
  VI.  The Exchange Notes................................................   32
         A.  Glossary of Defined Terms...................................   32
         B.  General.....................................................   50
         C.  Optional Redemption.........................................   50
         D.  Change of Control...........................................   51
         E.  Certain Covenants...........................................   52
         F.  Events of Default...........................................   58
         G.  Defeasance and Covenant Defeasance..........................   59
         H.  Modification and Waiver.....................................   60
         I.  No Personal Liability of Incorporators, Stockholders,
             Officers, Directors or Employees............................   61
         J.  Concerning the Trustee......................................   61
         K.  Book Entry; Delivery and Form...............................   61
         L.  Certificated Notes..........................................   62
       Principal United States Federal Tax Considerations to Non-U.S.
 VII.  Holders...........................................................   62
VIII.  Plan of Distribution..............................................   65
  IX.  Legal Matters.....................................................   66
   X.  Experts...........................................................   66
  XI.  Where You Can Get More Information................................   66
         A.  Available Information.......................................   66
         B.  Incorporation of Documents by Reference.....................   66

II.  SUMMARY

     This summary highlights basic information about Nextel and the exchange offer, but does not contain all information important to you. You should read the more detailed information and consolidated financial statements and the related notes appearing elsewhere in this prospectus and incorporated by reference into this prospectus.

  A.  NEXTEL

     Nextel provides a wide array of digital wireless communications services throughout the United States. Nextel offers a differentiated, integrated package of digital wireless communications services under the Nextel brand name, primarily to business users. Nextel's digital mobile network constitutes one of the largest integrated wireless communications systems utilizing a single transmission technology in the United States.

     A customer using Nextel's digital mobile network is able to access:

        - digital mobile telephone service;

        - digital two-way radio dispatch service, which provides instant conferencing capabilities and is marketed as "Nextel Direct Connect" service;

        - paging; and

        - short-messaging service.

     Nextel refers to the handset device on which it delivers these services as a subscriber unit.

        As of September 30, 1999:

        - Nextel provided service to about 4,050,900 digital subscriber units in the United States; and

        - Nextel's digital mobile network or the compatible digital mobile network of Nextel Partners, Inc., a joint venture in which Nextel is a participant, was operational in areas in and around 92 of the top 100 metropolitan statistical areas in the United States.

     Nextel has also announced its plans to offer its customers access to new digital two-way mobile data and Internet connectivity services. Three new handsets developed and manufactured by Motorola, the "i1000plus," the "i500plus" and the "i700plus," have been introduced since May 1999. These new handsets are expected to be the first in a product line that incorporates micro-browsers and wireless Internet capability, which is planned to be combined with other mobile data applications to be used in connection with Nextel's planned wireless data service offering. Nextel has begun testing the underlying technology for these services in several U.S. markets and currently plans to commercially launch the wireless data service offering in mid-2000.

     In addition to its domestic operations, Nextel has ownership interests in international wireless companies through its subsidiary, Nextel International, Inc. The subsidiaries of Nextel International, Inc., or other entities in which Nextel International, Inc. holds equity or equivalent interests, own and operate wireless communications systems in and around various major metropolitan market areas in Latin America, Asia and Canada. Nextel International, Inc., together with Nextel, provides services in ten of the world's 25 largest cities.

     Nextel's principal executive and administrative facility is located at 2001 Edmund Halley Drive, Reston, Virginia 20191, and its telephone number is (703) 433-4000.

  B.  USE OF PROCEEDS

      Nextel will not receive any cash proceeds from the exchange offer.

  C.  THE EXCHANGE OFFER

The Exchange Offer.........  Nextel offers to exchange $2.0 billion in principal amount of its 9.375% senior serial redeemable notes due November 15, 2009, which have been registered under the federal securities laws, for $2.0 billion principal amount of its outstanding unregistered 9.375% senior serial redeemable notes due November 15, 2009 which Nextel issued on November 12, 1999 in a private placement. You have the right to exchange your outstanding notes for an equal principal amount of exchange notes with substantially identical terms.

                             In order for your outstanding notes to be exchanged, you must properly tender them prior to the expiration of the exchange offer. All outstanding notes that are validly tendered and not validly withdrawn before the expiration of the exchange offer will be exchanged. Nextel will issue the exchange notes on or promptly after the expiration of the exchange offer.

Registration Rights
Agreement..................  Nextel sold the outstanding notes on November 12,
                             1999 in a private placement. At that time, Nextel signed a registration rights agreement with the initial purchasers of the notes, which requires Nextel to conduct this exchange offer.

                             This exchange offer is intended to satisfy those registration rights set forth in the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to registration rights with respect to outstanding notes you do not exchange.

If You Fail to Exchange
Your Outstanding Notes.....  If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer as provided in the outstanding notes and the indenture governing those notes. In general, you may not offer or sell your outstanding notes unless the offer or sale is registered under the federal securities laws or unless those notes are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.

Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, on           , 2000 unless Nextel
                             decides to extend the expiration date.

Conditions to the Exchange
Offer......................  The exchange offer is subject to conditions which
                             Nextel may waive. The exchange offer is not conditioned upon any minimum amount of outstanding notes being tendered for exchange.

                             Nextel reserves the right, subject to applicable law, at any time and from time to time:

                                  - to delay the acceptance of the outstanding
                                    notes;

                                  - to terminate the exchange offer if specified
                                    conditions have not been satisfied;

                                  - to extend the expiration date of the
                                    exchange offer and retain all tendered
                                    outstanding notes subject to the right of tendering holders to withdraw their tenders of outstanding notes; and

                                  - to waive any condition or otherwise amend
                                    the terms of the exchange offer in any
                                    respect.

Procedures for Tendering
Outstanding Notes..........  If you wish to tender your outstanding notes for exchange, you must:

                                  - complete and sign the enclosed letter of
                                    transmittal by following the related
                                    instructions; and

                                  - send the letter of transmittal, as directed
                                    in the instructions, together with any other required documents, to the exchange agent, either (1) with the outstanding notes to be tendered or (2) in compliance with the specified procedures for guaranteed delivery of the outstanding notes.

                             Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

                             Please do not send your letter of transmittal or certificates representing your outstanding notes to Nextel. Those documents should only be sent to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent.

Special Procedures for
Beneficial Owners..........  If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, Nextel urges you to contact that person promptly if you wish to tender your outstanding notes pursuant to the exchange offer.

Withdrawal Rights..........  You may withdraw the tender of your outstanding notes at any time prior to the expiration date of the exchange offer by delivering a written notice of your withdrawal to the exchange agent. You must also follow the withdrawal procedures as described under the heading "V.I. The Exchange
                             Offer -- Withdrawal of Tenders."

Resales of Exchange
Notes......................  Nextel believes that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the federal securities laws, provided that:

                                  - you are acquiring the exchange notes in the
                                    ordinary course of business;

                                  - you are not participating, and have no
                                    arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

                                  - you are not an affiliate of Nextel. An
                                    affiliate of Nextel is a person that
                                    "controls or is controlled by or is under common control with" Nextel.

                             Nextel's belief is based on interpretations by the Staff of the Commission, as set forth in no-action letters issued to third parties unrelated to Nextel. The Staff has not considered this exchange offer in the context of a no-action letter, and Nextel cannot assure you that the Staff would make a similar determination with respect to this exchange offer.

                             If Nextel's belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. Nextel does not and will not assume or indemnify you against this liability.

                             Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes which were acquired by such broker-dealer as a result of market-making or other trading activities must agree to deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the exchange notes by that broker-dealer.

Exchange Agent.............  The exchange agent for the exchange offer is Harris
                             Trust and Savings Bank. The address, telephone number and facsimile number of the exchange agent are set forth in "V.K. The Exchange
                             Offer -- Exchange Agent" and in the letter of transmittal.

     See "V. The Exchange Offer" for more detailed information concerning the exchange offer.

  D.  THE EXCHANGE NOTES

Exchange Notes.............  $2.0 billion principal amount of Nextel's 9.375%
                             senior serial redeemable notes due November 15, 2009.

Interest Payment Dates.....  Interest on the notes accrues at the rate of 9.375%
                             per year, payable in cash every six months on May 15 and November 15, with the first payment on May 15, 2000.

Optional Redemption........  On or after November 15, 2004, Nextel may redeem some or all of the notes at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption. In addition, if Nextel sells on or before November 15, 2002 at least $50 million of qualifying capital stock, it may redeem up to 35% in principal amount of the notes at a price of 109.375% of their principal amount, plus accrued and unpaid interest, if any, to the date of redemption with the proceeds from that sale as long as any redemption occurs within 180 days of the sale of the capital stock.

Ranking....................  The exchange notes will not be secured debt of
                             Nextel and:

                                  - will rank equal in right of payment to all
                                    Nextel's existing and future senior
                                    unsecured debt;

                                  - will effectively rank equal in right of
                                    payment with obligations arising out of
                                    Nextel's unsecured guarantees of debt of its subsidiaries;

                                  - will be senior in right of payment to all
                                    existing and future subordinated debt of Nextel;

                                  - will be effectively subordinated to all
                                    existing and future debt of Nextel's
                                    subsidiaries; and

                                  - will be subordinated to all existing and
                                    future secured debt of Nextel.

                             At September 30, 1999, Nextel had about $5.1 billion of outstanding debt that ranked equally with the notes. At September 30, 1999,

                             Nextel's subsidiaries had about $4.7 billion of outstanding debt and current liabilities, including trade payables.

Covenants..................  The indenture governing the notes contains covenants which restrict, among other things, the ability of Nextel and some of its subsidiaries to:

                                  - incur more debt;

                                  - pay dividends or make distributions on their
                                    stock, other than Nextel's currently
                                    authorized preferred stock;

                                  - make investments or restricted payments;

                                  - enter into specified transactions with
                                    affiliates;

                                  - merge or consolidate; and

                                  - transfer and sell assets.

Change of Control..........  Upon a change of control, as defined later in this prospectus, Nextel will be required to offer to repurchase your notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.

     See "VI. The Exchange Notes" for more detailed information concerning the exchange notes.

Risk Factors...............  You should read the "Risk Factors" section beginning on page 11 of this prospectus, as well as other cautionary statements throughout the entire prospectus, to ensure that you understand the risks associated with the notes.

  E.  SUMMARY FINANCIAL INFORMATION

     The financial information below for the nine months ended December 31, 1994, which reflects the change in Nextel's fiscal year end from March 31 to December 31, and the years ended December 31, 1995, 1996, 1997 and 1998 have been derived from the audited consolidated financial statements of Nextel. The financial information for the nine months ended September 30, 1998 and 1999 has been derived from the unaudited financial statements of Nextel and reflects only normal recurring adjustments necessary for the fair presentation of this information. You should not expect the results of operations of interim periods to be an indication of results for a full year. This information is only a summary and should be read in conjunction with Nextel's historical financial statements contained in reports filed with the Commission. See "XI. Where You Can Get More Information -- A. Available Information."

     Acquisitions. Nextel's results were affected by business combinations, acquisitions and investments involving both domestic and international companies. In July 1995, Nextel completed the acquisition of substantially all of Motorola's 800 MHz specialized mobile radio licenses in the continental United States and mergers with OneComm Corporation and American Mobile Systems, Incorporated. Additional information regarding acquisitions completed in 1996, 1997 and 1998 can be found in note 2 to the consolidated financial statements in Nextel's Annual Report on Form 10-K for the year ended December 31, 1998.

     Income Tax Provision. As a result of operating results and the change in useful lives of some intangible assets, Nextel increased its valuation allowance for deferred tax assets resulting in a tax provision of about $259 million in 1997. Additional information can be found in note 10 to the consolidated financial statements in Nextel's Annual Report on Form 10-K for the year ended December 31, 1998.

     Ratio of Earnings to Fixed Charges. For the purpose of computing the ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges less capitalized interest and less income (loss) from equity method investments and loss (income) attributable to minority interests. Fixed charges consist of:

        - interest on all indebtedness and amortization of deferred financing costs and amortization of original issue discount; and

        - that portion of rental expense which Nextel believes to be representative of interest.

The deficiency of earnings to cover fixed charges for the nine months ended December 31, 1994 was $218 million, for the year ended December 31, 1995 was $563 million, for the year ended December 31, 1996 was $885 million, for the year ended December 31, 1997 was $1,342 million, for the year ended December 31, 1998 was $1,771 million, for the nine months ended September 30, 1998 was $1,319 million and for the nine months ended September 30, 1999 was $1,041 million.

     As Adjusted. At September 30, 1999, the as adjusted balance sheet data reflects the receipt of the estimated net proceeds from the sale of 33,781,785 shares of Class A common stock of about $2.8 billion in a public offering completed on November 5, 1999, as well as the estimated net proceeds of the offering of the outstanding notes on November 12, 1999 of about $2.0 billion, but does not reflect the expected repurchase or redemption of Nextel's public notes that were issued prior to 1997, nor the expected extraordinary loss that would result from the extinguishment of that debt. As of the date hereof, in accordance with the provisions of the relevant indentures, Nextel delivered notices and other appropriate documents to the trustee commencing the redemption of all outstanding senior notes in four of the five series issued prior to 1997. The notes called for redemption represented an aggregate carrying value of $490 million in long term indebtedness on Nextel's September 30, 1999 balance sheet, and the redemptions are scheduled for closing for three of the series of senior notes on December 30, 1999 and for the fourth series of senior notes on January 15, 2000.

     You should review notes 12 and 13 to the consolidated financial statements in Nextel's Annual Report on Form 10-K for the year ended December 12, 1998 for a detailed discussion of Nextel's capital stock.

                                                                                                           NINE MONTHS
                                            NINE MONTHS                                                       ENDED
                                               ENDED                YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                            DECEMBER 31,   -----------------------------------------   -------------------
                                                1994         1995       1996       1997       1998       1998       1999
                                            ------------   --------   --------   --------   --------   --------   --------
                                                          (IN MILLIONS, EXCEPT PER SHARE AND SHARE AMOUNTS)
INCOME STATEMENT DATA:
Operating revenues........................    $     75     $    172   $    333   $    739   $  1,847   $  1,255   $  2,346
Cost of revenues..........................          52          152        248        289        516        371        504
Selling, general and administrative.......          85          194        330        862      1,551      1,101      1,523
Expenses related to corporate
  reorganization..........................          --           17         --         --         --         --         --
Depreciation and amortization.............          94          236        401        526        832        583        732
                                              --------     --------   --------   --------   --------   --------   --------
Operating loss............................        (156)        (427)      (646)      (938)    (1,052)      (800)      (413)
Interest expense, net.....................         (41)         (90)      (206)      (378)      (622)      (439)      (599)
Other (expense) income net................          --          (15)       (11)         7        (37)       (37)       (32)
Income tax benefit (provision)............          71          201        307       (259)       192        128         25
                                              --------     --------   --------   --------   --------   --------   --------
Loss before extraordinary item............        (126)        (331)      (556)    (1,568)    (1,519)    (1,148)    (1,019)
Extraordinary item -- loss on early
  retirement of debt, net of tax of $0....          --           --         --        (46)      (133)      (133)        --
Mandatorily redeemable preferred stock
  dividends...............................          --           --         --        (29)      (149)      (107)      (142)
                                              --------     --------   --------   --------   --------   --------   --------
Loss attributable to common
  stockholders............................    $   (126)    $   (331)  $   (556)  $ (1,643)  $ (1,801)  $ (1,388)  $ (1,161)
                                              ========     ========   ========   ========   ========   ========   ========
Loss per share attributable to common
  stockholders, basic and diluted:
  Loss before extraordinary item
    attributable to common stockholders...    $  (1.25)    $  (2.31)  $  (2.50)  $  (6.41)  $  (5.98)  $  (4.56)  $  (3.78)
  Extraordinary item......................          --           --         --      (0.18)     (0.48)     (0.48)        --
                                              --------     --------   --------   --------   --------   --------   --------
                                              $  (1.25)    $  (2.31)  $  (2.50)  $  (6.59)  $  (6.46)  $  (5.04)  $  (3.78)
                                              ========     ========   ========   ========   ========   ========   ========
Weighted average number of common shares
  outstanding (in thousands)..............     100,639      143,283    222,779    249,320    278,643    275,584    307,286
                                              ========     ========   ========   ========   ========   ========   ========
OTHER FINANCIAL DATA:
Ratio of earnings to fixed charges (see
  discussion above).......................          --           --         --         --         --         --         --

                                                               SEPTEMBER 30, 1999
                                                              ---------------------
                                                              ACTUAL    AS ADJUSTED
                                                              -------   -----------
                                                                  (IN MILLIONS)
BALANCE SHEET DATA:
Cash and cash equivalents, including restricted portion of
  $78.......................................................  $ 1,379     $ 6,091
Intangible assets, net......................................    4,610       4,610
Total assets................................................   13,157      17,909
Long-term debt, excluding current portion...................    8,444      10,444
Mandatorily redeemable preferred stock......................    1,720       1,720
Stockholders' equity........................................       54       2,806

III.  RISK FACTORS

     You should carefully consider the risk factors discussed below, as well as other information included and incorporated by reference in this prospectus in connection with an investment in the exchange notes.

  A.  RISK FACTORS RELATING TO NEXTEL

     1. NEXTEL HAS A HISTORY OF NET LOSSES AND NEGATIVE CASH FLOW AND MAY NEVER BE ABLE TO SATISFY ITS CASH NEEDS FROM OPERATIONS.

     Nextel has never been profitable and has experienced negative cash flow since its start in 1987. If these losses continue, Nextel's ability to pay cash interest and to make scheduled principal repayments, on its indebtedness, including the notes, may be adversely affected. Nextel had net losses attributable to common stockholders of about $1.8 billion during 1998 and about $1.2 billion for the nine months ended September 30, 1999. Nextel's accumulated deficit was about $5.4 billion at September 30, 1999. Nextel expects that losses will continue over the next several years. Nextel cannot know when, if ever, net cash generated by its internal business operations will support its growth and continued operations.

     2. IF NEXTEL DOES NOT OBTAIN SUFFICIENT ADDITIONAL FINANCING COMMITMENTS TO MEET ITS LONG-TERM NEEDS, NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES MAY BE ADVERSELY AFFECTED.

          A. REASONS NEXTEL WILL NEED CASH.

     Nextel anticipates that it will need substantial amounts of cash for:

     - capital expenditures to build and enhance its digital mobile network;

     - operating expenses relating to its digital mobile network;

     - potential acquisitions, including negotiated acquisitions of spectrum from third parties and any future Federal Communications Commission auctions of spectrum;

     - debt service requirements; and

     - other general corporate expenditures.

     If Nextel can't fund these needs, its growth plans and operations, and Nextel's ability to pay cash interest, and to make scheduled principal repayments, on its indebtedness, including the notes, may be adversely affected. Nextel expects its cash needs will exceed its cash flows from operating activities through 2000. In addition, Nextel may need to revise its business plan to respond to competitive and other factors, so its need for cash may increase.

          B. NEXTEL'S CURRENT CREDIT FACILITIES ARE LIMITED AND CONTAIN RESTRICTIONS ON ADDITIONAL FINANCINGS THAT MAY RESTRICT GROWTH AND ADVERSELY AFFECT OPERATIONS.

     Nextel's long-term cash needs may be much greater than its cash on hand and availability under its existing financing agreements. As a result, Nextel may have to raise substantial amounts of additional funds, in the form of equity or debt, in the future to support its growth and operations. If it is unable to do so, Nextel may not be able to expand the coverage and capacity of its network to meet the demands of Nextel's anticipated growth. Nextel's inability to achieve contemplated levels of growth would adversely affect its financial results and may adversely affect Nextel's ability to pay cash interest, and to make scheduled principal repayments, on its indebtedness, including the notes.

     Under its bank credit agreement as amended effective November 12, 1999, Nextel may borrow up to $5.0 billion in secured financing from its bank lenders provided that Nextel satisfies financial and other conditions. As of September 30, 1999, about $1.8 billion of this secured financing had been drawn under the bank credit agreement as in effect prior to its amendment. As of November 12, 1999, Nextel had about $2.7 billion of debt outstanding under the amended bank credit agreement. The availability of this financing is also subject to Nextel satisfying covenants under indentures relating to Nextel's other public notes. Nextel's access to additional funds may be limited by the terms of its existing financing agreements, including:

     - covenants that restrict the amount of additional borrowings, including additional borrowings under existing financing arrangements;

     - covenants that restrict Nextel's grant of liens on assets that affect Nextel's ability to obtain new secured financing; and

     - existing debt service requirements.

          C. FUNDING REQUIREMENTS FOR INTERNATIONAL OPERATIONS AND GROWTH MAY CAUSE EVEN GREATER CASH NEEDS, WHICH MAY RESULT IN LESS FUNDING AVAILABLE FOR NEXTEL'S DOMESTIC GROWTH AND OPERATIONS.

     Based on Nextel International, Inc.'s assessment of the business activity and related cash needs of its operating subsidiaries that are controlled by or that rely substantially on Nextel International, Inc. for further funding, Nextel International, Inc. believes that it will have adequate funding to continue its operations only through the end of 1999. Nextel, therefore, currently expects that it may need to fund a significant portion of Nextel International, Inc.'s funding needs in 2000. This would increase Nextel's own cash needs, which could result in a lesser amount of cash available to Nextel for domestic use.

          D. FUNDING REQUIREMENTS FOR A NEXTEL-SPONSORED REORGANIZATION OF THE NEXTWAVE ENTITIES MAY REQUIRE NEXTEL TO RAISE ADDITIONAL CAPITAL.

     If a Nextel-sponsored plan of reorganization of the NextWave entities is implemented, Nextel anticipates that it would need to raise a substantial amount of additional capital to finance the cash distributions under that plan and to pursue the business opportunities arising from the transaction. Nextel cannot assure you that any plan involving Nextel in a reorganization of the NextWave entities will be implemented or that the necessary additional capital for that purpose will be available on acceptable terms, or at all. If sufficient additional capital is not available, Nextel may be unable to complete any such reorganization or the amount of funding available to Nextel for its existing businesses would be reduced.

          E. OTHER FACTORS MAY ADVERSELY AFFECT NEXTEL'S ACCESS TO ADDITIONAL FINANCING AND NEXTEL MAY HAVE TO CURTAIL ITS BUSINESS IF IT CANNOT ACCESS ADDITIONAL FUNDING.

     Nextel's access to additional funds also may be limited by:

        - general market conditions that adversely affect the availability or cost of financings;

        - market conditions affecting the telecommunications industry in general; and

        - specific factors affecting Nextel's attractiveness as a borrower or investment vehicle, including:

           (1) the terms of Nextel's arrangements with Motorola that relate to Motorola's ownership interest in Nextel, and the terms of options and warrants issued to others, that may make equity financings more difficult;

           (2) the ability to relocate current spectrum licensees from some frequencies in order to remove them from spectrum as to which Nextel was the highest bidder at an auction;

           (3) the potential commercial opportunities and risks associated with implementation of Nextel's business plan;

           (4) the market's perception of Nextel's performance and assets; and

           (5) the actual amount of cash needed by Nextel to pursue its business strategy.

          F. FUNDING FOR NEXTEL'S CAPITAL NEEDS IS NOT ASSURED AND NEXTEL MAY HAVE TO CURTAIL ITS BUSINESS IF IT CANNOT FIND ADEQUATE FUNDING.

     Currently, Nextel has no legally binding commitments or understandings with any third parties to obtain any material amount of additional equity or debt financing. Nextel cannot assure you that it will be able to obtain any additional financing in the amounts or at the times that it may require the financing, or if Nextel does obtain any financing, that it would be on acceptable terms. As a result, Nextel cannot assure you that it will have adequate capital to implement the contemplated expansion and enhancement of its digital mobile network, to maintain its current levels of operation or to pursue strategic acquisitions or other opportunities to increase its spectrum holdings. Nextel's failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of its development, expansion and acquisition plans and expenditures, which could have an adverse effect on Nextel and on Nextel's ability to pay cash interest, and to make scheduled principal repayments, on its indebtedness, including the notes.

     3. NEXTEL'S FUTURE PERFORMANCE WILL DEPEND ON ITS ABILITY TO SUCCEED IN THE HIGHLY COMPETITIVE WIRELESS COMMUNICATIONS INDUSTRY.

     Nextel's ability to compete effectively with established and prospective wireless communications service providers depends on many factors, including:

     - IF NEXTEL'S WIRELESS COMMUNICATIONS TECHNOLOGY DOES NOT PERFORM IN A MANNER THAT MEETS CUSTOMER EXPECTATIONS, NEXTEL WILL BE UNABLE TO ATTRACT AND RETAIN CUSTOMERS, WHICH WOULD ADVERSELY AFFECT NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES. Customer acceptance of the services Nextel offers is and will continue to be affected by technology-based differences and by the operational performance and reliability of system transmissions on Nextel's digital mobile network. If Nextel is unable to address and resolve satisfactorily performance or other transmission quality issues as they arise, or if these issues limit Nextel's ability to expand its network coverage or capacity as currently planned, or if these issues were to place Nextel at a competitive disadvantage to other wireless service providers in its markets, Nextel may have difficulty attracting and retaining customers, which would adversely affect Nextel's ability to pay cash interest, and to make scheduled principal repayments, on its indebtedness, including the notes.

     - IF NEXTEL CANNOT EXPAND, PROVIDE AND MAINTAIN ITS SYSTEM COVERAGE, THEN ITS GROWTH AND OPERATIONS, AND NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES, WOULD BE ADVERSELY AFFECTED. Nextel will not be able to provide roaming system coverage comparable to that currently available through roaming arrangements from cellular and some personal communication services operators, unless and until a nationwide digital mobile network build-out is substantially completed. This places Nextel at a competitive disadvantage, as some other providers currently have roaming agreements that provide coverage of each other's markets throughout the United States, including areas where Nextel's network has not been or will not be built. In addition, some of Nextel's competitors provide their customers with subscriber units with both digital and analog capability, which expands their coverage, while Nextel has only digital capability. Nextel cannot assure you that it will be able to achieve sufficient system coverage or that a sufficient number of customers or potential customers will be willing to accept system coverage limitations as a trade-off for the enhanced multi-function wireless communications package Nextel provides on its nationwide digital mobile network.

     - NEXTEL DOES NOT HAVE THE EXTENSIVE DIRECT AND INDIRECT CHANNELS OF DISTRIBUTION FOR ITS DIGITAL MOBILE NETWORK PRODUCTS AND SERVICES THAT SOME OF ITS COMPETITORS HAVE, WHICH MAY ADVERSELY AFFECT NEXTEL'S OPERATING RESULTS AND COULD ADVERSELY AFFECT NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES. Many of Nextel's competitors have established extensive networks of retail locations and multiple distribution channels, and so enjoy a competitive advantage over Nextel in these areas. Nextel has increased the proportion of its digital mobile network customers that it obtains through its indirect distributor network, and Nextel currently anticipates that it will rely more heavily on indirect distribution channels to achieve greater market penetration for its digital wireless service offerings. However, as Nextel expands its retail subscriber base through increased reliance on indirect distribution channels and as price competition in the wireless industry intensifies, Nextel's average revenue per digital subscriber unit may decrease and Nextel's customer retention may be adversely affected.

     - NEXTEL'S INABILITY TO MAINTAIN PRICING PACKAGES ATTRACTIVE TO CUSTOMERS MAY ADVERSELY AFFECT OPERATING RESULTS, WHICH COULD ADVERSELY AFFECT NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES.

             A. SOME OF NEXTEL'S COMPETITORS ARE FINANCIALLY STRONGER THAN
                NEXTEL, WHICH ALLOWS THEM TO PRICE THEIR SERVICE PACKAGES AT LEVELS BELOW THOSE THAT NEXTEL CAN OR IS WILLING TO MATCH.

         Nextel's ability to compete based on the price of its digital mobile network subscriber units and service offerings will be limited. This could adversely affect Nextel's growth and Nextel's ability to pay cash interest, and to make scheduled principal repayments, on its indebtedness, including the notes.

             B. NEXTEL'S EQUIPMENT IS MORE EXPENSIVE THAN SOME COMPETITORS'
                WHICH MAY ADVERSELY AFFECT GROWTH AND OPERATING RESULTS.

         Nextel currently markets multi-function digital subscriber handsets, providing mobile telephone and private and group dispatch service, in addition to paging and alphanumeric short-text messaging. Nextel's handsets are, and are likely to remain, significantly more expensive than analog handsets and are, and are likely to remain, somewhat more expensive than digital cellular or personal communication services handsets that do not incorporate a comparable multi-function capability. Although Nextel believes that its multi-function subscriber handsets currently are competitively priced compared to multi-function digital cellular and personal communication services handsets, the higher cost of Nextel's equipment may make it more difficult or less profitable to attract customers who do not place a high value on Nextel's unique multi-service offering. This may reduce Nextel's growth opportunities or profitability and may adversely affect Nextel's ability to pay cash interest, and to make scheduled principal repayments, on its indebtedness, including the notes.

                 C. NEXTEL MAY FACE CONTINUING PRESSURE TO REDUCE PRICES, WHICH
                    WOULD ADVERSELY AFFECT OPERATING RESULTS AND NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES.

         Over the past several years as the number of wireless communications providers in Nextel's market areas has increased, its competitors' prices in these markets have generally decreased. Nextel may encounter further market pressures to:

         - reduce its digital mobile network service offering prices;

         - restructure its digital mobile network service offering packages to offer more value;

         - respond to particular short term, market specific situations, for example, special introductory pricing or packages that may be offered by new providers launching their service in a particular market; or

         - remain competitive if wireless service providers generally continue to reduce the prices charged to their customers.

     - NEXTEL'S EFFORTS TO KEEP PACE WITH TECHNOLOGICAL CHANGE MAY BE UNSUCCESSFUL OR MAY ADVERSELY AFFECT OPERATING RESULTS, WHICH WOULD ADVERSELY AFFECT NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES. Nextel's digital technology could become obsolete. Nextel relies on digital technology that is not compatible with, and competes with, other forms of digital and non-digital voice communication technology. Competition among these differing technologies can:

         - segment the user markets, which could reduce demand for specific technologies, including Nextel's;

         - reduce the resources devoted by third party suppliers, including Motorola, which supplies all of Nextel's current digital technology, in developing or improving the technology for Nextel's systems; and

         - adversely affect market acceptance of Nextel's services.

         Nextel cannot assure you that its digital voice technology will successfully compete with the other forms of digital and non-digital voice communication systems. Further, new digital or non-digital voice communication transmission technology may develop that will cause Nextel's existing systems technology to be obsolete or otherwise impair market acceptance of its technology.

     - NEXTEL'S GROWTH MAY EXCEED THE CAPABILITIES OF ITS SYSTEMS, HURTING ITS PERFORMANCE AND NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES.

                 A. NEXTEL FACES LIMITATIONS ON ITS ABILITY TO INCREASE
                    SUBSCRIBERS, WHICH CAN LIMIT ITS GROWTH AND PERFORMANCE.

         Nextel's ability to continue to increase the number of subscribers on its digital mobile network depends on a variety of factors, including:

         - the ability to successfully plan for additional system capacity at levels needed to meet anticipated new subscribers and the related increases in system usage;

         - the ability to obtain additional radio spectrum when and where required; and

         - the availability of a sufficient quantity of cell sites, system infrastructure equipment and subscriber units, of the appropriate models and types, to meet the demands and preferences of potential subscribers to the digital mobile network.

                 B. NEXTEL MAY FACE LIMITATIONS ON AVAILABILITY OF CELL SITES
                    AND EQUIPMENT, WHICH MAY ADVERSELY AFFECT ITS GROWTH AND PERFORMANCE.

         Although Nextel believes it has secured sufficient cell sites at appropriate locations in its markets to meet planned system coverage and capacity targets, Nextel cannot assure you that it will meet those needs in the future. Nextel generally has been able to obtain adequate quantities of base radios and other system infrastructure equipment from Motorola and other suppliers, and adequate volumes and mix of subscriber units and related accessories from Motorola, to meet subscriber and system loading rates, but Nextel cannot assure you that quantities will be sufficient in the future. Additionally, Nextel has contractual arrangements with Nextel International, Inc. and Nextel Partners, Inc. that contemplate that, in the event of shortages of that equipment, available supplies would be allocated proportionately among Nextel and those entities.

                 C. NEXTEL HAS POTENTIAL SYSTEMS LIMITATIONS ON ADDING
                    CUSTOMERS, WHICH MAY ADVERSELY AFFECT ITS GROWTH AND PERFORMANCE.

         Other factors affecting Nextel's ability to successfully add customers to its digital mobile network include:

         - the adequacy and efficiency of Nextel's information systems, business processes and related support functions;

         - the length of time between customer order to activation of service on the digital mobile network, which currently is much longer than that of some of its competitors; and

         - Nextel's ability to improve the efficiency and speed of the processes for Nextel's customer service and accounts receivable collection functions.

         Customer reliance on Nextel's customer service functions may increase as Nextel adds digital mobile network customers through indirect distribution channels and through direct sales channels not involving direct face-to-face contact with a sales representative, for example, phone order sales or sales through web sites. Nextel's inability to timely and efficiently meet the demands for its services could decrease or postpone subscriber growth, or delay or otherwise impede billing and collection of amounts owed, which would adversely affect Nextel, and could adversely affect Nextel's ability to pay cash interest, and to make scheduled principal repayments, on its indebtedness, including the notes.

     - IF COMPETITORS PROVIDE TWO-WAY RADIO DISPATCH SERVICES, NEXTEL WILL LOSE A COMPETITIVE ADVANTAGE. Nextel's two-way radio dispatch services are currently not available through traditional cellular or personal communication services providers; however, if either personal communication services or cellular operators provide two-way radio dispatch or comparable services in the future, Nextel's competitive advantage may be impaired.

     Nextel cannot predict the competitive effect that any of these factors, or any combination of these factors, will have on it or whether it will compete successfully in the future.

     4. REGULATORY AND OTHER FACTORS COULD DELAY OR PREVENT NEXTEL FROM OFFERING SERVICES IN NEW MARKET AREAS, WHICH MAY ADVERSELY AFFECT NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES.

     Before fully implementing Nextel's digital mobile network in a new market area or expanding coverage in an existing market area, Nextel must complete systems design work, find appropriate sites and construct necessary transmission structures, receive regulatory approvals, free up frequency channels now devoted to non-digital transmissions and begin systems optimization. These processes take weeks or months to complete, and may be hindered or delayed by many factors, including unavailability of antenna sites at optimal locations, land use and zoning controversies and limitations of available frequencies. Nextel cannot know when, if ever, its digital technology will be available for commercial use in new markets.

     5. NEXTEL RELIES ON MOTOROLA FOR SUBSTANTIALLY ALL OF ITS EQUIPMENT AND TECHNOLOGY AND ANY FAILURE OF MOTOROLA TO PERFORM WOULD ADVERSELY AFFECT NEXTEL'S OPERATING RESULTS AND NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES.

     There is a risk that the failure by Motorola to deliver necessary technology improvements and enhancements and system infrastructure and subscriber equipment on a timely, cost-effective basis would have an adverse effect on Nextel's growth and operations and would adversely affect Nextel's ability to pay interest and to make principal payments on the notes. Motorola is currently Nextel's sole source for the infrastructure and subscriber handset equipment used by Nextel throughout its markets. Nextel expects to rely principally on Motorola for the manufacture of a substantial portion of the equipment necessary to construct its digital mobile network and handset equipment for the next several years. If Motorola does not provide the necessary equipment to Nextel, then Nextel may not be able to service its existing subscribers or add new subscribers. Nextel expects that for the next few years, Motorola and competing manufacturers who are licensed by Motorola will be the only manufacturers of subscriber equipment that is compatible with Nextel's digital mobile network. Recently, Nextel and Kyocera Corporation of Japan entered into a memorandum of understanding with the intent to have Kyocera manufacture a handset compatible with Nextel's digital mobile network. It is anticipated that Motorola will license its technology to Kyocera to enable Kyocera to manufacture those handsets. However, Nextel cannot predict when or whether Kyocera and Motorola will enter into an appropriate license agreement or that Nextel and Kyocera will be able to negotiate a mutually acceptable definitive agreement for Kyocera's manufacture and Nextel's purchase of those handsets.

     6. AGREEMENTS WITH MOTOROLA REDUCE NEXTEL'S OPERATIONAL FLEXIBILITY AND MAY ADVERSELY AFFECT ITS GROWTH, OR OPERATING RESULTS, WHICH WOULD ADVERSELY AFFECT NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES.

     Nextel's agreements with Motorola impose limitations and conditions on Nextel's ability to use other technologies. These terms may operate to delay or prevent Nextel from employing new or different technologies that perform better or are available at a lower cost because of the additional economic costs and other impediments to change arising under the Motorola agreements. For example, Nextel's equipment purchase agreement with Motorola provides that Nextel must provide Motorola with notice of its determination that Motorola's technology is no longer suited to Nextel's needs at least six months before publicly announcing or entering into a contract to purchase an alternate technology.

     In addition, if Motorola manufactures, or elects to manufacture, the alternate technology that Nextel elects to deploy, Nextel must give Motorola the opportunity to supply 50% of its infrastructure requirements for the alternate technology for three years. Finally, if after a switch to an alternate technology Nextel does not maintain operational Motorola infrastructure equipment at the majority of its cell sites that are deployed at the date the switch to an alternate technology is first publicly announced, Motorola may require that all financing provided by Motorola to Nextel be repaid.

     7. NEXTEL'S INTERESTS MAY CONFLICT WITH THOSE OF MOTOROLA. ANY CONFLICT COULD ADVERSELY AFFECT NEXTEL'S GROWTH, OPERATING RESULTS OR STRATEGIC FLEXIBILITY AND NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES.

     Motorola and its affiliates engage in wireless communications businesses, and may in the future engage in additional businesses, which do or may compete with some or all of the services Nextel offers through its digital mobile network. Although Nextel believes that its relationship with Motorola reflects the realities of purchasing from a competitor, Nextel cannot assure you that the potential conflict of interest will not adversely affect Nextel in the future. In addition, Motorola is a significant stockholder of Nextel, which creates potential conflicts of interest, particularly with regard to significant transactions.

     8. NEXTEL, WHICH OPERATES IN A REGULATED INDUSTRY, MAY BE ADVERSELY AFFECTED BY GOVERNMENTAL REGULATION.

     The Federal Communications Commission regulates the licensing, operation, acquisition and sale of Nextel's specialized mobile radio businesses. Future changes in regulation or legislation and Congress' and the Federal Communications Commission's continued allocation of additional commercial mobile radio services spectrum could impose significant additional costs on Nextel either in the form of direct out of pocket costs or additional compliance obligations. These regulations can also have the effect of introducing additional competitive entrants to the already crowded wireless communications marketplace.

     Nextel International, Inc.'s operations are subject to similar effects caused by operating in a regulated industry, since its operations are regulated by the foreign countries in which its business is conducted and are also subject to regional and local regulation. Additional information regarding government regulation can be found in Nextel's Annual Report on Form 10-K for the year ended December 31, 1998 and Nextel's other filings made under the Securities Exchange Act of 1934.

     9. NEXTEL HAS SIGNIFICANT INTANGIBLE ASSETS, WHICH MAY NOT BE ADEQUATE TO SATISFY ITS OBLIGATIONS IN THE EVENT OF A LIQUIDATION.

     If Nextel defaults on debt or if Nextel were liquidated, Nextel cannot assure you that the value of its assets will be sufficient to satisfy its obligations, including its obligations in respect of the notes. Nextel has a significant amount of intangible assets, such as licenses granted by the Federal Communications Commission. The value of these licenses will depend significantly upon the success of Nextel's digital mobile network business and the growth of the specialized mobile radio and wireless communications industries in general. Nextel had a net tangible book value deficit of about $2.1 billion as of September 30, 1999, as adjusted to reflect the receipt of about $2.8 billion in net proceeds from the public offering of Nextel's common stock, which was completed on November 5, 1999.

     10. NEXTEL IS SUSCEPTIBLE TO CONTROL BY SIGNIFICANT STOCKHOLDERS.

     Significant blocks of Nextel's outstanding stock are held by Motorola and entities controlled by Mr. Craig O. McCaw. In addition, an affiliate of Mr. McCaw may designate at least one fourth of the board of directors of Nextel and may select, from their representatives on the board of directors, a majority of the operations committee of Nextel's board of directors, which has significant authority relating to Nextel's business strategy, budgets, financing arrangements and in the nomination and oversight of specified executive officers. As a result, Mr. McCaw may exert significant influence over Nextel's affairs. Presently, three of the ten members of Nextel's board of directors are designees of Mr. McCaw's affiliates. In addition, Daniel F. Akerson, formerly an executive officer of Nextel, currently holds positions with Eagle River, Inc. and NEXTLINK Communications, Inc., each of which is controlled by Mr. McCaw. Mr. Akerson continues to serve as chairman of Nextel's board of directors and as a member of the operations committee of the board, but he is not a designee of Mr. McCaw's affiliates. Under its agreements with Nextel, Motorola may nominate two directors to the board of directors of Nextel. In addition, Motorola has agreed to support the decisions and recommendations of the operations committee and to vote its shares of common stock accordingly, subject to specified limitations.

     If Mr. McCaw and Motorola choose to act together, they could have a sufficient number of members on Nextel's board of directors and voting interest in Nextel to, among other things:

     - exert effective control over the approval of amendments to Nextel's certificate of incorporation, mergers, sales of assets or other major corporate transactions as well as other matters submitted for stockholder vote;

     - defeat a takeover attempt; and

     - otherwise control whether particular matters are submitted for a vote of the stockholders of Nextel.

     Mr. McCaw and his affiliates have and, subject to the terms of applicable agreements, may acquire an investment or other interest in entities that provide wireless telecommunications services that could potentially compete with Nextel. Under the relevant agreements, Mr. McCaw and his controlled affiliates may not, for a period of time, participate in other two-way terrestrial-based mobile wireless communications systems in the region that includes any part of North America or South America unless these opportunities have first been presented to and waived or rejected by Nextel.

     11. CONCERNS ABOUT HEALTH RISKS RELATING TO THE USE OF PORTABLE HANDSETS MAY AFFECT NEXTEL'S PROSPECTS AND NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES.

     Portable communications devices have been alleged to pose health risks due to radio frequency emissions from these devices. Studies performed by wireless telephone equipment manufacturers have investigated these allegations, and a major industry trade association and governmental agencies have stated publicly that the use of these phones poses no undue health risk. The actual or perceived risk of portable communications devices could adversely affect Nextel through a reduced subscriber growth rate, a reduction in subscribers, reduced network usage per subscriber or through reduced financing available to the mobile communications industry.

     12. IF NEXTEL'S OPERATIONS ARE DISRUPTED DUE TO YEAR 2000 READINESS ISSUES, THERE WOULD BE AN ADVERSE EFFECT ON ITS GROWTH AND OPERATING RESULTS AND ON NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES.

     Nextel may be subject to risks associated with Year 2000 readiness, including those associated with third parties. Nextel has not yet finally determined its need for, or, if and where likely to be needed, finally developed, contingency plans for resolving issues that may be identified and for which remediation is not possible on a timely or cost-effective basis. If any of these third parties, or Nextel, is unable to resolve material Year 2000 readiness issues on a timely or cost-effective basis, there would be an adverse effect on Nextel, and on Nextel's ability to pay interest and to make principal payments on the notes.

     13. RISKS RELATING TO NEXTEL'S JOINT INVESTMENTS MAY ADVERSELY AFFECT NEXTEL'S GROWTH AND OPERATING RESULTS AND NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES.

     Nextel has entered into a contractual joint venture regarding its ownership interests in and arrangements with Nextel Partners, Inc., and may enter into other joint ventures or similar arrangements in the future. Outside the United States, several of Nextel's international operations are conducted through entities having one or more third-party owners, and some of these entities are not controlled by Nextel. There are risks in participating in arrangements of these types, including the risk that the other participants may at any time have economic, business or legal interests or goals that are inconsistent with those of the joint enterprise or Nextel. There also is the risk that a participant may be unable to meet its economic or other obligations to the joint enterprise and that Nextel may be required to fulfill some or all of those obligations. Nextel also may be or become obligated to acquire all or a portion of the ownership interest of some or all of the other participants in these joint enterprises. In addition, to the extent that Nextel participates in international arrangements of these types, the operations of the relevant entity will be subject to various additional risks not present in domestic joint enterprises.

     14. RISKS RELATING TO NEXTEL'S FOREIGN OPERATIONS MAY ADVERSELY AFFECT NEXTEL'S GROWTH AND OPERATING RESULTS AND NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL PAYMENTS ON THE NOTES.

     Nextel owns interests in and operates international wireless companies through Nextel International, Inc. The risks that relate to these foreign operations include:

     - political, economic and social conditions in the foreign countries where Nextel conducts operations;

     - currency risks and exchange controls;

     - potential inflation in the applicable foreign economies;

     - the impact of import duties on the cost or prices of infrastructure equipment and subscriber handsets;

     - foreign taxation of earnings and payments received by Nextel International, Inc. from its operating subsidiaries;

     - regulatory changes affecting the telecommunications industry and wireless communications; and

     - operations being disrupted due to Year 2000 readiness issues affecting Nextel International, Inc.

     Nextel cannot assure you that the risks associated with its foreign operations will not adversely affect its or Nextel International, Inc.'s operating results or prospects, particularly as these operations expand in scope, scale and significance.

  B.  RISK FACTORS RELATING TO THE NOTES

     1. NEXTEL MAY BE UNABLE TO PAY INTEREST OR REPAY THE NOTES.

               A. NEXTEL IS A HOLDING COMPANY AND ITS SUBSIDIARIES HAVE NO
                  OBLIGATIONS TO THE HOLDERS OF THE NOTES.

     Nextel conducts substantially all of its business through its subsidiaries. Nextel's cash flow and, consequently, its ability to pay interest in cash and to service its debt, including the notes, are dependent upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries in the form of loans, dividends or otherwise. Nextel's subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make cash available for that purpose.

               B. NEXTEL'S SUBSIDIARIES HAVE RESTRICTIONS ON WHAT THEY CAN PAY
                  TO NEXTEL.

     Nextel and its subsidiaries have entered into financing agreements that impose significant limits on, and are expected to continue to significantly limit, the amount of cash available to pay dividends or make loans and cash distributions to Nextel from its subsidiaries that operate the digital mobile network in Nextel's market areas in the United States. Similarly, financing arrangements and indentures entered and to be entered into by Nextel International, Inc. and the entities in which Nextel International, Inc. holds investments contain and are expected to impose restrictions on dividends, loans, advances and other payments to Nextel by Nextel International, Inc. and its subsidiaries. As long as these limitations are in place, money generated by these subsidiaries may not be available to Nextel for the payment of interest on the notes or to repay the notes. If Nextel's financing arrangements limit its ability to pay interest on the notes when required, Nextel will need to refinance amounts outstanding under those arrangements to make interest payments. Nextel cannot assure you that it will be able to refinance this debt. The failure of Nextel to pay interest on the notes when required could result in defaults under some of Nextel's debt agreements. Nextel may enter into financing arrangements in the future that could impose additional restrictions on dividends, loans, advances and other payments by its subsidiaries. Some of Nextel's existing financing arrangements contain restrictive covenants applicable to Nextel and some of its subsidiaries, including a limitation on the amount of debt that Nextel may incur that may limit its ability to borrow funds to pay any amounts due pursuant to the notes. Finally, some of these agreements also contain limitations on some "restricted payments," which could represent amounts Nextel would need to receive to meet its cash interest and debt service obligations, including those relating to the notes.

     2. THE SUCCESSFUL IMPLEMENTATION OF NEXTEL'S STRATEGY IS NECESSARY FOR NEXTEL TO MEET ITS DEBT SERVICE REQUIREMENTS.

     The successful implementation of Nextel's strategy, including the continuing build-out, expansion and enhancement of its digital mobile network, obtaining and retaining a significant number of subscribers and increasing market share and achieving significant growth in revenues and earnings, is necessary for Nextel to be able to meet its working capital, capital expenditure and debt service requirements.

     3. THE LIABILITIES OF NEXTEL'S SUBSIDIARIES AND UNDER NEXTEL'S SECURED DEBT ARE EFFECTIVELY SENIOR TO THE NOTES.

     As of September 30, 1999, Nextel's subsidiaries had outstanding indebtedness and current liabilities of about $4.7 billion, including trade payables. Assets of some of Nextel's operating subsidiaries secure some of its senior borrowings. Borrowings by Nextel International, Inc. or its subsidiaries or affiliates under any bank or vendor financing agreements that may be entered into from time to time likewise may be secured by liens on assets of Nextel International, Inc. or of those subsidiaries and affiliates and also may be guaranteed by those entities as well.

     Nextel and its subsidiaries may incur additional debt, subject to limitations, and that additional debt may be secured. Secured debt of Nextel and debt of its subsidiaries will be effectively senior to the notes. Nextel's subsidiaries have no obligation to pay amounts due on the notes. These subsidiaries may use the earnings they generate, as well as their existing assets, to fulfill their own direct debt service requirements, particularly because the agreements relating to their debt may restrict their ability to pay dividends or to make loans, advances or other distributions to Nextel or because the debt of these subsidiaries may be secured by their assets.

     4. NEXTEL'S HIGH LEVEL OF INDEBTEDNESS COULD ADVERSELY AFFECT ITS ABILITY TO REPAY THE NOTES.

     At September 30, 1999, Nextel had about $8.4 billion of long term debt, including the current portion. Furthermore, subject to restrictions in the indenture for the notes and in its other financing agreements, Nextel, along with its subsidiaries, may incur additional indebtedness from time to time to finance further deployment of its digital mobile network, provide for working capital or capital expenditures or for other purposes. Nextel anticipates that it and its subsidiaries will incur substantial additional indebtedness in the future in connection with the further build-out, expansion and enhancement of its digital mobile network and funding cash flow deficits, including principally additional borrowings under the terms of the bank financing agreements.

     Nextel's high level of indebtedness could have important consequences to holders of the notes, including, but not limited to, the following:

     - limiting Nextel's ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes;

     - limiting Nextel's ability to use operating cash flow in other areas of its business because it must dedicate a substantial portion of these funds to make cash interest payments and fund required principal payments on its debt;

     - limiting Nextel's ability to borrow additional funds or to dispose of assets;

     - limiting Nextel's ability to compete with others in its industry who are not as highly leveraged; and

     - limiting Nextel's ability to react to changing market conditions, changes in its industry and economic downturns.

     5. IF NEXTEL IS UNABLE TO REFINANCE ITS EXISTING INDEBTEDNESS, THERE COULD BE AN ADVERSE EFFECT ON NEXTEL'S ABILITY TO PAY INTEREST AND TO MAKE PRINCIPAL REPAYMENTS ON THE NOTES.

     Nextel currently has substantial debt obligations that will mature before the maturity of the notes. In addition, Nextel has preferred stock that it is required to redeem before the maturity of the notes. Nextel has begun payment of cash interest on some of its public notes and also must begin to pay cash interest on some other outstanding debt and cash dividends on some outstanding shares of preferred stock before the maturity of the notes. Nextel may not be able to generate sufficient funds from operations to repay all of those obligations as they are currently scheduled to become due. Accordingly, it will be necessary to refinance some of those obligations at or before their respective maturities or mandatory redemption dates. In addition, if Nextel is prohibited under the terms of any of its debt from paying dividends on its preferred stock, Nextel will have to refinance that debt or, to the extent permitted under the terms of its debt, refinance the preferred stock before the time the dividends would need to be paid. Nextel's ability to refinance these obligations will depend on, among other factors, its financial condition at the time of the refinancing, the restrictions contained in its remaining financing agreements and market conditions. Nextel cannot assure you that it will be able to refinance those obligations. If Nextel is unable to refinance those obligations, or unable to obtain satisfactory terms, there could be an adverse effect on Nextel, including on Nextel's ability to pay cash interest, and to make scheduled principal repayments on its indebtedness, including the notes. This risk compounds the risks associated with Nextel's need for additional financing in order to maintain its growth.

     6. THE INDENTURE CONTAINS RESTRICTIVE DEBT COVENANTS THAT COULD IMPEDE NEXTEL IN OBTAINING NECESSARY FINANCING.

     The indenture governing the notes limits what Nextel, and most of its subsidiaries, may do. The provisions of the indenture limit Nextel's ability to:

     - incur more debt;

     - pay dividends or make distributions of stock other than in or in respect of Nextel's preferred stock;

     - issue stock of subsidiaries;

     - make investments or payments;

     - enter into specified transactions with affiliates;

     - merge or consolidate; and

     - transfer and sell substantial assets.

     Although there are a number of important exceptions to these covenants, which are more fully described under "VI. The Exchange Notes," these limitations could adversely affect Nextel's flexibility.

     Nextel's existing financing agreements contain many similar limitations. Under specific circumstances, all amounts borrowed under its financing agreements, plus interest, may be declared to be due and payable, which would be an event of default under the indenture governing the notes. Nextel cannot assure you that it would have sufficient assets to pay indebtedness then outstanding under its other financing agreements and the indenture governing the notes.

     7. NEXTEL MAY BE UNABLE TO REPURCHASE YOUR NOTES UPON A CHANGE OF CONTROL.

     If Nextel experiences a "Change of Control" as defined in the indenture, it must offer to purchase the notes at 101% of their face amount, plus accrued interest. A Change of Control may also trigger similar repurchase obligations under some of Nextel's other financing arrangements. Nextel may not be able to pay you the required price for notes you present to it at the time of a Change of Control, because Nextel might not have enough funds at that time or the terms of its other financing agreements may prevent it from making those payments.

     8. THERE IS NO PUBLIC MARKET FOR THE EXCHANGE NOTES.

     There is no existing trading market for the outstanding notes. Nextel cannot assure you that any trading market for the exchange notes will develop. If such a market were to develop, the outstanding notes and the exchange notes could trade at prices that may be lower than the initial offering price of the notes depending on many factors, including prevailing interest rates, Nextel's operating results and the market for similar securities.

     9. IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES YOU MAY HAVE DIFFICULTY IN TRANSFERRING THEM AT A LATER TIME.

     Nextel will issue exchange notes in exchange for the outstanding notes after the exchange agent receives your outstanding notes, the letter of transmittal and all related documents before the expiration of the exchange offer. You should allow adequate time for delivery if you choose to tender your outstanding notes for exchange. Outstanding notes that are not exchanged will remain subject to restrictions on transfer and will not have any rights to registration.

     If you do participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 for any resale transaction. Each broker-dealer who holds outstanding notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any outstanding notes are not tendered in the exchange or are tendered but not accepted, the trading market for such outstanding notes could be negatively affected due to the limited number of outstanding notes expected to remain outstanding following the completion of the exchange offer.

  C. NEXTEL'S FORWARD LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM CURRENT BELIEFS.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: A number of the statements made or incorporated by reference in this prospectus are not historical or current facts, but deal with potential future circumstances and developments. Those statements are qualified by the inherent risks and uncertainties surrounding expectations generally, and also may materially differ from Nextel's actual experience involving any one or more of these matters and subject areas. Nextel has attempted to identify, in context, some of the factors that it currently believes may cause actual future experience and results to differ from Nextel's current expectations regarding the relevant matter or subject area. The operation and results of Nextel's wireless communications business also may be subject to the effect of other risks and uncertainties in addition to the relevant qualifying factors identified elsewhere in the above "Risk Factors" section and elsewhere in this prospectus, including, but not limited to:

     - general economic conditions in the geographic areas and occupational market segments that Nextel is targeting for its digital mobile network service;

     - the availability of adequate quantities of system infrastructure and subscriber equipment and components to meet Nextel's service deployment and marketing plans and customer demand;

     - the success of efforts to improve, and satisfactorily address any issues relating to, Nextel's digital mobile network performance;

     - the continued successful performance of the technology being deployed in Nextel's various market areas;

     - the ability to achieve and maintain market penetration and average subscriber revenue levels sufficient to provide financial viability to Nextel's digital mobile network business;

     - Nextel's ability to timely and successfully accomplish required scale-up of its billing, collection, customer care and similar back-room operations to keep pace with customer growth, increased system usage rates and growth in levels of accounts receivables being generated by the digital mobile network customer base;

     - access to sufficient debt or equity capital to meet Nextel's operating and financing needs;

     - the quality and price of similar or comparable wireless communications services offered or to be offered by Nextel's competitors, including providers of cellular and personal communication services;

     - the ability to successfully develop or obtain from third parties, and implement, Year 2000 readiness solutions in systems that are critical to Nextel's business operations;

     - future legislation or regulatory actions relating to specialized mobile radio services, other wireless communications services or telecommunications generally; and

     - other risks and uncertainties described from time to time in Nextel's reports and, with specific reference to risk factors relating to international operations, in Nextel International, Inc.'s reports, filed with the Securities and Exchange Commission, including the Annual Reports on Form 10-K for the fiscal year ended December 31, 1998 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 of Nextel and Nextel International, Inc.

IV.  USE OF PROCEEDS

     Nextel will not receive any cash proceeds from the issuance of the exchange notes. Because Nextel is exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in the indebtedness of Nextel.

V.  THE EXCHANGE OFFER

  A.  PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     On November 12, 1999, Nextel sold $2.0 billion in principal amount of the outstanding notes in a private placement through Goldman, Sachs & Co., as representative of the initial purchasers, to a limited number of "Qualified Institutional Buyers," as defined under the Securities Act of 1933, and to a limited number of persons outside the United States. In connection with the sale of the outstanding notes, Nextel and Goldman, Sachs & Co., as representative of the initial purchasers, entered into a registration rights agreement, dated as of November 12, 1999. Under that agreement, Nextel must, among other things, use its best efforts to file with the Commission a registration statement under the Securities Act of 1933 covering the exchange offer and to cause that registration statement to become effective under the

Securities Act of 1933. Upon the effectiveness of that registration statement, Nextel must also offer each holder of the outstanding notes the opportunity to exchange its outstanding notes for an equal principal amount of exchange notes. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding notes are registered on Nextel's books or if you have obtained a properly completed assignment of outstanding notes from the registered holder.

     Nextel is making the exchange offer to comply with its obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit, by incorporation by reference, to the registration statement of which this prospectus is a part.

     In order to participate in the exchange offer, you must represent to Nextel, among other things, that:

     - the exchange notes being acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes,

     - neither you nor any other person is engaging in or intends to engage in a distribution of those exchange notes,

     - neither you nor any other person has an arrangement or understanding with any third person to participate in the distribution of the exchange notes, and

     - neither you nor any other person is an affiliate of Nextel. An affiliate is any person who "controls or is controlled by or is under common control with" Nextel.

  B.  RESALE OF THE EXCHANGE NOTES

     Based on a previous interpretation by the Staff of the Commission set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Warnaco, Inc. (available October 11, 1991), and K-III Communications Corp. (available May 14, 1993), Nextel believes that the exchange notes issued in the exchange offer may be offered for resale, resold, and otherwise transferred by you, except if you are an affiliate of Nextel, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that the representations set forth above in "-- Purpose and Effect of the Exchange Offer" apply to you.

     If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the Staff of the Commission as set forth in the Morgan Stanley & Co. Incorporated no-action letter and other similar letters and you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction. In the event that Nextel's belief regarding resale is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act of 1933 and without an exemption from registration under the federal securities laws may incur liability under these laws. Nextel does not assume or indemnify you against this liability.

     The exchange offer is not being made to, nor will Nextel accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes by that broker-dealer. In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, Nextel has agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act of 1933.

     Nextel is obligated to deal with only one entity representing the broker-dealers participating in the exchange offer, which is Goldman, Sachs & Co. unless it elects not to act as the representative of the broker-dealers. Any holder that is a broker-dealer participating in the exchange offer must notify Goldman,

Sachs & Co. at the telephone number set forth in the enclosed Letter of Transmittal and must comply with the procedures for brokers-dealers participating in the exchange offer. Among other things, Goldman, Sachs & Co. is required to confirm with Nextel on a weekly basis that the prospectus is available. In addition, broker-dealers participating in the exchange offer will be required to confirm this availability with Goldman, Sachs & Co. on a weekly basis. Under the registration rights agreement, Nextel is not required to amend or supplement the prospectus for a period exceeding 90 days after the expiration date of the exchange offer, except in limited circumstances where Nextel suspends use of the registration statement. Nextel has not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer. See "VIII. Plan of Distribution."

  C.  TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, Nextel will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the day the exchange offer expires.

     As of the date of this prospectus, $2.0 billion in principal amount of the notes are outstanding. This prospectus, together with the Letter of Transmittal, is being sent to all registered holders of the outstanding notes on this date. There will be no fixed record date for determining registered holders of the outstanding notes entitled to participate in the exchange offer; however, holders of the outstanding notes must tender their certificates therefor or cause their outstanding notes to be tendered by book-entry transfer prior to the expiration date of the exchange offer to participate.

     The form and terms of the exchange notes will be the same as the form and terms of the outstanding notes except that the exchange notes will be registered under the Securities Act of 1933 and therefore will not bear legends restricting their transfer. Following consummation of the exchange offer, all rights under the registration rights agreement accorded to holders of outstanding notes, including the right to receive additional incremental interest on the outstanding notes, to the extent and in the circumstances specified in the registration rights agreement, will terminate.

     Nextel intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Outstanding notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the related indenture. Any outstanding notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See "-- Consequences of Failure to Exchange."

     Nextel will be deemed to have accepted validly tendered outstanding notes when, as and if Nextel will have given oral or written notice of its acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from Nextel. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or otherwise, certificates for any unaccepted outstanding notes will be returned, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those outstanding notes as promptly as practicable after the expiration date of the exchange offer. See "-- Procedures for Tendering."

     Those who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange pursuant to the exchange offer. Nextel will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See
"-- Fees and Expenses."

  D.  EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date is 5:00 p.m., New York City time on
                    , 2000, unless Nextel, in its sole discretion, extends the exchange offer, in which case, the expiration date will be the latest date and time to which the exchange offer is extended. Nextel may, in its sole discretion, extend the expiration date of, or terminate, the exchange offer.

     To extend the exchange offer, Nextel must notify the exchange agent by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and make a public announcement of the extension.

     Nextel reserves the right:

     - to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "-- Conditions" are not satisfied, by giving oral or written notice of the delay, extension, or termination to the exchange agent; or

     - to amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

     Any delay in acceptances, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice of the delay to the registered holders of the outstanding notes. If Nextel amends the exchange offer in a manner that constitutes a material change, Nextel will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and Nextel will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during the five to ten business day period following that amendment and its disclosure.

     Without limiting the manner in which Nextel may choose to make a public announcement of any delay, extension, amendment, or termination of the exchange offer, Nextel will have no obligation to publish, advertise, or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

     Upon satisfaction or waiver of all the conditions to the exchange offer, Nextel will accept, promptly after the expiration date of the exchange offer, all outstanding notes properly tendered and will issue the exchange notes promptly after acceptance of the outstanding notes. See "-- Conditions" below. For purposes of the exchange offer, Nextel will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if Nextel will have given oral or written notice of its acceptance to the exchange agent.

     In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for those outstanding notes or a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed Letter of Transmittal, and all other required documents; provided, however, that Nextel reserves the absolute right to waive any defects or irregularities in the tender of outstanding notes or in the satisfaction of conditions of the exchange offer by holders of the outstanding notes. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, if the holder withdraws such previously tendered outstanding notes, or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder desires to exchange, then the unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder thereof.

  E.  CONDITIONS

     Without regard to other terms of the exchange offer, Nextel will not be required to exchange any exchange notes for any outstanding notes and may terminate the exchange offer before the acceptance of any outstanding notes for exchange, if:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in Nextel's reasonable judgment, might materially impair the ability of Nextel to proceed with the exchange offer;

     - the Staff of the Commission proposes, adopts or enacts any law, statute, rule or regulation or issues any interpretation of any existing law, statute, rule or regulation, which, in Nextel's reasonable judgment, might materially impair the ability of Nextel to proceed with the exchange offer; or

     - any governmental approval or approval by holders of the outstanding notes has not been obtained, which approval Nextel will, in its reasonable judgment, deem necessary for the consummation of the exchange offer.

     If Nextel determines that any of these conditions are not satisfied, Nextel may

     - refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with The Depository Trust Company,

     - extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered the outstanding notes to withdraw their tendered outstanding notes, or

     - subject to applicable law, waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, Nextel will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and Nextel will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period following such waiver and its disclosure.

  F.  PROCEDURES FOR TENDERING

     To tender in the exchange offer, you must complete, sign and date an original or facsimile Letter of Transmittal, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal to the exchange agent for receipt before the expiration date of the exchange offer. In addition, either:

     - certificates for the outstanding notes must be received by the exchange agent, along with the Letter of Transmittal, or

     - a timely confirmation of transfer by book-entry of those outstanding notes, if the book-entry procedure is available, into the exchange agent's account at The Depository Trust Company, as set forth in the procedure for book-entry transfer described below, which the exchange agent must receive prior to the expiration date of the exchange offer, or

     - you must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive the Letter of Transmittal and other required documents at the address set forth below under "-- Exchange Agent" prior to the expiration of the exchange offer.

     If you tender your outstanding notes and do not withdraw them prior to the expiration date of the exchange offer, you will be deemed to have an agreement with Nextel in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO NEXTEL. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender its outstanding notes should contact the registered holder promptly and instruct that registered holder to tender the outstanding notes on the beneficial owner's behalf. If the beneficial owner wishes to tender its outstanding notes on the owner's own behalf, that owner must, prior to completing and executing the Letter of Transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in that owner's name or obtain a properly completed assignment from the registered holder. The transfer of registered ownership of outstanding notes may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the outstanding notes tendered pursuant thereto are tendered:

     - by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal; or

     - for the account of an eligible institution.

In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, each of the following is deemed an eligible institution:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     - a commercial bank,

     - a trust company having an office or correspondent in the United States or

     - an eligible guarantor institution as provided by Rule 17Ad-15 of the Securities Exchange Act of 1934.

     If the Letter of Transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his, her or its name appears on the outstanding notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the Letter of Transmittal or any outstanding notes or bond power, those persons should so indicate when signing, and evidence satisfactory to Nextel of their authority to so act must be submitted with the Letter of Transmittal, unless Nextel waives that requirement.

     Nextel will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes, and withdrawal of tendered outstanding notes, in its sole discretion. All of these determinations by Nextel will be final and binding. Nextel reserves the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes Nextel's acceptance of which would, in the opinion of counsel for Nextel, be unlawful. Nextel also reserves the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Nextel's interpretation of the terms and conditions of the exchange offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time Nextel determines. Although Nextel intends to notify holders of outstanding notes of defects or irregularities with respect to tenders of outstanding notes, neither Nextel, nor the exchange agent, or any other person will incur any liability for failure to give this notification. Tenders of outstanding notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of outstanding notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the expiration date of the exchange offer.

     In addition, Nextel reserves the right, in its sole discretion, to purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date of the exchange offer or, as set forth above under "-- Conditions," to terminate the exchange offer and, to the extent permitted by applicable law and the terms of its agreements relating to its outstanding indebtedness, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

     If the holder of outstanding notes is a broker-dealer participating in the exchange offer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that broker-dealer will be required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of the exchange notes and otherwise agree to comply with the procedures described above under "-- Resale of the Exchange Notes"; however, by so acknowledging and delivering a prospectus, that broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     In all cases, issuance of exchange notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the outstanding notes or a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed Letter of Transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder of outstanding notes desires to exchange, the unaccepted or portion of non-exchanged outstanding notes will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described below, the unaccepted or portion of non-exchanged outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of outstanding notes.

  G.  BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for the purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer the outstanding notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at The Depository Trust Company, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "-- Exchange Agent" on or prior to the expiration date of the exchange offer, unless the holder complies with the guaranteed delivery procedures described below.

  H.  GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver their outstanding notes, the Letter of Transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     - the tender is made through an eligible institution;

     - before the expiration date of the exchange offer, the exchange agent receives from such eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date of the exchange offer, the Letter of Transmittal, together with the certificate(s) representing the outstanding notes in proper form for transfer or a confirmation of book-entry transfer, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and

     - the exchange agent receives the properly completed and executed Letter of Transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer and other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the expiration date of the exchange offer.

     Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

  I.  WITHDRAWAL OF TENDERS

     Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

     To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must

     - specify the name of the person having deposited the outstanding notes to be withdrawn,

     - identify the outstanding notes to be withdrawn,

     - be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the outstanding notes in the name of the person withdrawing the tender, and

     - specify the name in which any outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

     Nextel will determine all questions as to the validity, form, and eligibility of the notices, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect to those outstanding notes unless the outstanding notes so withdrawn are validly retendered.

     Any outstanding notes that have been tendered but that are withdrawn or not accepted for payment will be returned to the holder of those outstanding notes, or in the case of outstanding notes tendered by book-entry transfer, will be credited to an account maintained with The Depository Trust Company, without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time before the expiration date of the exchange offer.

  J.  TERMINATION OF CERTAIN RIGHTS

     All rights given to holders of outstanding notes under the registration rights agreement will terminate upon the consummation of the exchange offer except with respect to Nextel's duty:

     - to keep the registration statement effective until the closing of the exchange offer and, for a period not to exceed 90 days after the expiration date of the exchange offer, and

     - to provide copies of the latest version of this prospectus to any broker-dealer that requests copies of this prospectus for use in connection with any resale by that broker-dealer of exchange notes received for its own account pursuant to the exchange offer in exchange for outstanding notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under "-- Resale of the Exchange Notes."

  K.  EXCHANGE AGENT

     Harris Trust and Savings Bank has been appointed exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the Letter of Transmittal, and requests for copies of the Notice of Guaranteed Delivery with respect to the outstanding notes should be addressed to the exchange agent as follows:

      By Hand or Overnight Courier:            By Registered or Certified Mail:
      Harris Trust and Savings Bank              Harris Trust and Savings Bank
  c/o Harris Trust Company of New York       c/o Harris Trust Company of New York
             88 Pine Street                              P.O. Box 1010
               19th Floor                             Wall Street Station
        New York, New York 10005                 New York, New York 10268-1010

           By Telephone (to confirm receipt of facsimile): (212) 701-7624

            By Facsimile (for Eligible Institutions only): (212) 701-7636

  L.  FEES AND EXPENSES

     Nextel will pay the expenses of soliciting tenders in connection with the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone, or in person by officers and regular employees of Nextel and its affiliates.

     Nextel has not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. Nextel, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

     Nextel estimates that its cash expenses in connection with the exchange offer will be about $300,000. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.

     Nextel will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered, or

     - if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the Letter of Transmittal, or

     - if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

     If satisfactory evidence of payment of the transfer taxes or exemption from payment of transfer taxes is not submitted with the Letter of Transmittal, the amount of the transfer taxes will be billed directly to the tendering holder and the exchange notes need not be delivered until the transfer taxes are paid.

  M.  CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Outstanding notes that are not exchanged for the exchange notes in the exchange offer will not retain any rights under the registration rights agreement and will remain restricted securities for purposes of the federal securities laws. Accordingly, the outstanding notes may not be offered, sold, pledged, or otherwise transferred except:

     - to Nextel or any subsidiary thereof;

     - to a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933 purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     - in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act of 1933;

     - pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder, if available;

     - to "Institutional Accredited Investors" in a transaction exempt from the registration requirements of the Securities Act of 1933; or

     - pursuant to an effective registration statement under the Securities Act of 1933, and, in each case, in accordance with all other applicable securities laws.

  N.  ACCOUNTING TREATMENT

     For accounting purposes, Nextel will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in Nextel's accounting records on the date of the exchange. The expenses of the exchange offer will be amortized over the remaining term of the exchange notes.

VI.  THE EXCHANGE NOTES

     The outstanding notes were, and the exchange notes will be, issued under the indenture, dated as of November 12, 1999 between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following summary of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the indenture, including the definitions of terms used in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act.

  A.  GLOSSARY OF DEFINED TERMS

     The following is a glossary of defined terms used in the indenture. Reference is made to the terms of the notes and indenture for the full definitions of all terms, including those below, as well as any capitalized terms used in this prospectus for which no definition is provided.

     Whenever the notes or the indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, the calculation will be made as if the transactions or events occurred on the first day of the period, unless otherwise specified. All accounting terms not otherwise defined in the notes or the indenture have the meanings ascribed to them in accordance with generally accepted accounting principles. Except as otherwise expressly provided in the notes or the indenture, the term "generally accepted accounting principles," with respect to any computation required or permitted by the notes or the indenture means those accounting principles as are generally accepted at the date of the computation.

     "ACQUIRED DEBT" means Debt of a Person existing at the time the Person becomes a Restricted Subsidiary or assumed by Nextel or a Restricted Subsidiary in connection with the acquisition of assets from the Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person. "Affiliate" will be deemed to include, but only for purposes of the "Transactions with Affiliates" covenant and without limiting the application of the preceding sentence for the purpose of that or any other section, any Person owning, directly or indirectly,

     (1) 10% or more of Nextel's outstanding common stock or

     (2) securities having 10% or more of the total voting power of Nextel's Voting Stock.

     For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No individual will be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of that specified Person or of any other Person controlled by or under common control with that specified Person.

     "ANNUALIZED OPERATING CASH FLOW" means, for any fiscal quarter, the Operating Cash Flow for the fiscal quarter multiplied by four.

     "AVERAGE LIFE" means, at any date of determination with respect to any Debt, the quotient obtained by dividing:

     (1) the sum of the products of:

             (a) the number of years from the date of determination to the dates of each successive scheduled principal payment of the Debt, and

             (b) the amount of the principal payment,

by:

     (2) the sum of all the principal payments.

     "BENEFICIAL OWNER" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (or any successor rules), including the provision of those rules that a person will be deemed to have beneficial ownership of all securities that person has a right to acquire within 60 days, provided that a person shall not be deemed a beneficial owner of, or to own beneficially, any securities if the beneficial ownership:

     (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Securities Exchange Act of 1934 and the applicable rules and regulations thereunder and

     (2) is not also then reportable on Schedule 13D or any successor schedule under the Securities Exchange Act of 1934.

     "BOARD RESOLUTION" means a copy of a resolution certified by the secretary or an assistant secretary of Nextel to have been duly adopted by the board of directors, unless the context specifically requires that the resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of those directors, and to be in full force and effect on the date of the certification and delivered to the Trustee.

     "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations to pay rent or other amounts under lease of, or other Debt arrangements conveying the right to use, real or personal property of that Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of that Person determined in accordance with generally accepted accounting principles and the amount of those obligations will be the capitalized amount thereof in accordance with generally accepted accounting principles and the stated maturity thereof will be the date of the last payment of rent or any other amount due under the lease prior to the first date upon which that lease may be terminated by the lessee without payment of a penalty.

     "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents, however designated, of stock of, or other ownership interests in, that Person.

     "CHANGE OF CONTROL" means the occurrence of any of the following events:

     (1) any person, as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the regulations thereunder, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of Nextel; provided that no Change of Control will be deemed to occur pursuant to this clause (1):

             (a) if the person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if those debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of the event, which period will be extended up to 90 additional days for as long as the rating of those debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency, or

             (b) if the person is a corporation:

                - that is not, and does not have any outstanding debt securities that are, rated by Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of the event, which period will be extended up to an additional 90 days for as long as any applicable rating agency has publicly announced that the corporation or debt thereof will be rated, unless after that date, but during that period debt securities of the corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (a) above, and

                - that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of that event, has Total Common Equity of at least $10 billion, provided that, solely for the purpose of calculating Total Common Equity as of the later Trading Day, the average Closing Price of the common stock of the person will be deemed to equal the Closing Price of the common stock on the later Trading Day, subject to the last sentence of the definition of "Total Common Equity"; or

     (2) Nextel consolidates with, or merges with or into, another Person or sells or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Nextel, in any event pursuant to a transaction in which the outstanding Voting Stock of

         Nextel is converted into or exchanged for cash, securities or other property, other than any transaction where:

             (a) the outstanding Voting Stock of Nextel is converted into or exchanged for:

                - Voting Stock, other than Redeemable Stock, of the surviving or transferee Person, or

                - cash, securities and other property in an amount that could be paid by Nextel as a Restricted Payment under the indenture, and

             (b) immediately after the transaction no person is the Beneficial
                 Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the surviving or transferee Person;

             provided that no Change of Control will be deemed to occur under this clause (2),

                - if the surviving or transferee Person or the person referred to in clause (2)(b) is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if those debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of the event, which period will be extended up to 90 additional days for as long as the rating of the debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency, or

                - if the surviving or transferee Person or other person is a corporation

                    - that is not, and does not have any outstanding debt
                      securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of that event, which period will be extended up to an additional 90 days for as long as any applicable rating agency has publicly announced that the corporation or debt thereof will be rated, unless after that date, but during the period debt securities of the corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in the clause above, and

                    - that, when determined as of the Trading Day immediately
                      before and the Trading Day immediately after the date of the event, has Total Common Equity of at least $10 billion, provided that, solely for the purpose of calculating Total Common Equity as of the later Trading Day, the average Closing Price of the common stock of that person will be deemed to equal the Closing Price of the common stock on the later Trading Day, subject to the last sentence of the definition of "Total Common Equity"; or

     (3) during any consecutive two-year period, individuals who at the beginning of that period constituted the board of directors, together with any directors who are members of the board of directors on the Closing Date and any new directors whose election by that board of directors or whose nomination for election by the stockholders of Nextel was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors then in office.

Any event that would constitute a Change of Control pursuant to clause (1) or
(2) above:

     - but for the proviso thereto will not be deemed to be a Change of Control until the time, if any, as the conditions described in that proviso cease to have been met, and

     - if and to the extent resulting from any restructuring transaction or any sale or assignment of all or substantially all of the assets and liabilities of Nextel to, or merger or consolidation of Nextel with, any Person, any such transaction, a "Restructuring Transaction", effected at substantially the same time as and in connection with any of the Permitted Transactions described in clause (1) of the definition of the term "Permitted Transactions" will not constitute a Change of Control so long as the Persons who, immediately prior to the closing of the Restructuring Transaction and the particular Permitted Transaction being consummated at substantially the same time and in connection therewith, the "Restructuring Closing", were the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of Nextel would remain, immediately after the Restructuring Closing (and after taking into account all issuances of securities in the Restructuring Transaction and related Permitted Transaction), the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of Nextel (or the surviving or transferee Person, as the case may be). Immediately after any transaction or combination of transactions described in this bulleted point, no Person may be the ultimate Beneficial Owner of more than 50% of the total Voting Stock or more than 50% of the Total Common Equity of Nextel, or the surviving or transferee Person, as the case may be, unless the Person was the Beneficial Owner of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of Nextel immediately before the transaction or combination of transactions.

     "CLOSING DATE" means November 12, 1999, the date on which the outstanding notes were originally issued under the indenture.

     "CLOSING PRICE" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no reported sale takes place on the day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if no shares of Capital Stock are listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if no shares Capital of Stock are listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market, but the issuer is a Foreign Issuer, as defined in Rule 3b-4(b) under the Securities Exchange Act of 1934, and the principal securities exchange on which the shares are listed or admitted to trading is a Designated Offshore Securities Market, as defined in Rule 902(a) under the Securities Act of 1933, the average of the reported closing bid and asked prices regular way on the principal exchange, or, if no shares are listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market and the issuer and principal securities exchange do not meet the other requirements stated above, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that may be selected by Nextel for that purpose.

     "CODE" means the Internal Revenue Code and the rules and regulations thereunder.

     "COMMON STOCK" of any Person means Capital Stock of the Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of that Person, to shares of Capital Stock of any other class of that Person.

     "CONSOLIDATED ADJUSTED NET INCOME" and "CONSOLIDATED ADJUSTED NET LOSS" mean, for any period, the net income or net loss, as the case may be, of Nextel and its Restricted Subsidiaries for the period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication:

     (1) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,

     (2) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets,

     (3) any after-tax gain or loss on the repurchase or redemption of any securities, including in connection with the early retirement or defeasance of any Debt,

     (4) any foreign exchange gain or loss,

     (5) all payments in respect of dividends on shares of Preferred Capital Stock of Nextel,

     (6) any other extraordinary, non-recurring or unusual items incurred by Nextel or any of its Restricted Subsidiaries,

     (7) the net income or loss of any Person acquired by Nextel or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of that transaction, and

     (8) all income or losses of Unrestricted Subsidiaries and Persons, other than Subsidiaries, accounted for by Nextel using the equity method of accounting except, in the case of any income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any Unrestricted Subsidiary or Person.

     "CONSOLIDATED ADJUSTED NET INCOME (LOSS)" means, for any period, Nextel's Consolidated Adjusted Net Income or Consolidated Adjusted Net Loss for the period, as applicable.

     "CONSOLIDATED DEBT TO ANNUALIZED OPERATING CASH FLOW RATIO" means, as at any date of determination, the ratio of:

     (1) the aggregate amount of Debt of Nextel and the Restricted Subsidiaries on a Consolidated basis outstanding as at the date of determination, to

     (2) the Annualized Operating Cash Flow of Nextel for the most recently completed fiscal quarter of Nextel.

     "CONSOLIDATED INTEREST EXPENSE" of any Person means, for any period, the aggregate interest expense and fees and other financing costs in respect of Debt, including amortization of original issue discount and non-cash interest payments and accruals, the interest component in respect of Capital Lease Obligations and any deferred payment obligations of the Person and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with generally accepted accounting principles and all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs, including amortizations of discounts, associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and the amount of dividends paid in respect of Redeemable Stock (unless such dividends are paid in Capital Stock that is not Redeemable Stock).

     "CONSOLIDATED NET INCOME" and "CONSOLIDATED NET LOSS" mean, for any period, the net income or net loss, as the case may be, of Nextel and its Restricted Subsidiaries for that period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating that net income or net loss, as the case may be, by excluding without duplication:

     (1) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,

     (2) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets,

     (3) any after-tax gain or loss on the repurchase or redemption of any securities including in connection with the early retirement or defeasance of any Debt,

     (4) any foreign exchange gain or loss,

     (5) all payments in respect of dividends on shares of Preferred Capital Stock of Nextel,

     (6) any other extraordinary, non-recurring or unusual items incurred by Nextel or any of its Restricted Subsidiaries,

     (7) the net income (or loss) of any Person acquired by Nextel or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of the transaction,

     (8) all income or losses of Unrestricted Subsidiaries and Persons, other than Subsidiaries, accounted for by Nextel using the equity method of accounting except, in the case of any income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any Unrestricted Subsidiary or Person, and

     (9) the net income, but not net loss, of any Restricted Subsidiary which is subject to restrictions which prevent the payment of dividends or the making of distributions to Nextel, but only to the extent of the restrictions.

     "CONSOLIDATED NET INCOME (LOSS)" means, for any period, Nextel's Consolidated Net Income or Consolidated Net Loss for the period, as applicable.

     "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of the Person, determined on a Consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of the Person. With respect to Nextel, no effect will be given to adjustments following the Closing Date to the accounting books and records of Nextel in accordance with Accounting Principles Board Opinions Nos. 16 and 17, or successor opinions thereto, or otherwise resulting from the acquisition of control of Nextel by another Person.

     "CONSOLIDATION" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of Nextel, if and to the extent that the accounts of each Restricted Subsidiary would normally be consolidated with those of Nextel in accordance with generally accepted accounting principles; provided, however, that "Consolidation" does not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Nextel or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "CREDIT FACILITY" means any credit facility, whether a term or revolving loan, of the type customarily entered into with banks, between Nextel and/or any of its Restricted Subsidiaries, on the one hand, and any banks or other lenders, on the other hand, including any renewals, refundings, extensions or replacements of any such credit facility, which credit facility is designated by Nextel as a "Credit Facility" for purposes of the indenture, and will include all those credit facilities in existence on the Closing Date whether or not so designated, to the extent that the aggregate principal balance of Debt that is Incurred and outstanding under all Credit Facilities at any time does not exceed $3,000,000,000.

     "DEBT" means, without duplication, with respect to any Person, whether recourse is to all or a portion of the assets of that Person and whether or not contingent,

     (1) every obligation of that Person for money borrowed,

     (2) every obligation of that Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses,

     (3) every reimbursement obligation of that Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that Person,

     (4) every obligation of that Person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith,

     (5) every Capital Lease Obligation of that Person,

     (6) the maximum fixed redemption or repurchase price of Redeemable Stock of that Person at the time of determination, plus accrued but unpaid dividends,

     (7) every obligation of that Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of that Person, and

     (8) every obligation of the type referred to above of another Person and all dividends of another Person the payment of which, in either case, that Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The amount of Debt of any Person issued with original issue discount is the face amount of that Debt less the unamortized portion of the original issue discount of that Debt at the time of its issuance as determined in conformity with generally accepted accounting principles, and money borrowed at the time of the Incurrence of any Debt in order to pre-fund the payment of interest on the Debt will be deemed not to be "Debt."

     "DEFAULT" means an event that is, or after notice or passage of time, or both, would be, an Event of Default.

     "DIGITAL MOBILE" means a radio communications system that employs digital technology with a multi-site configuration that will permit frequency reuse as described in the offering circular, dated as of November 5, 1999, relating to the original issuance of the outstanding notes.

     "DIGITAL MOBILE-SMR OPERATING CASH FLOW" means, for any fiscal quarter,

     (1) the net income or loss, as the case may be, of Nextel and its Restricted Subsidiaries from its Digital Mobile and Specialized Mobile Radio businesses and related activities and services for that fiscal quarter, plus

     (2) depreciation and amortization charged with respect thereto for that fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating net income or loss, by excluding

             (a) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,

             (b) any gains resulting from the write-up of assets and any loss resulting from the write-down of assets,

             (c) any gain or loss on the repurchase or redemption of any securities, including in connection with the early retirement or defeasance of any Debt,

             (d) any foreign exchange gain or loss,

             (e) any other extraordinary, non-recurring or unusual items, and

             (f) all income or losses of Persons, other than Subsidiaries, accounted for by Nextel using the equity method of accounting, except to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Person, plus

     (3) all amounts deducted in calculating net income or loss for that fiscal quarter in respect of interest expense and other financing costs and all income taxes, whether or not deferred, applicable to that fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles.

     "DIRECTED INVESTMENT" by Nextel or any of its Restricted Subsidiaries means any Investment for which the cash or property used for that Investment is received by Nextel from the issuance and sale, other than to a Restricted Subsidiary, on or after June 1, 1997 of shares of its Capital Stock, other than Redeemable Stock, or any options, warrants or other rights to purchase the Capital Stock, other than Redeemable Stock, designated by the board of directors as a "Directed Investment" to be used for one or more specified investments in the telecommunications business, including related activities and services, and is so designated and used at any time within 365 days after the receipt thereof. The aggregate amount of any Directed Investments may not at any time exceed fifty percent (50%) of the aggregate amount of the cash or property received by Nextel on or after June 1, 1997 from any issuance and sale or capital contribution. Any proceeds from any issuance or sale may not be used for an Investment if the proceeds were, prior to being designated for use as a Directed
Investment:

     (1) used to make a Restricted Payment, or

     (2) used as the basis for the Incurrence of Debt under clause (1) of the "Limitation on Consolidated Debt" covenant unless and until the amount of any Debt:

             (a) is treated as newly issued Debt and could be Incurred in accordance with the "Limitation on Consolidated Debt" covenant, other than under clause (1) thereof, or

             (b) has been repaid or refinanced with the proceeds of Debt
                 Incurred in accordance with the "Limitation on Consolidated Debt" covenant, other than under clause (1) thereof, or

             (c) has otherwise been repaid and, in the circumstances described in clauses (a) and (b), Nextel delivers to the Trustee a certificate confirming that the requirements of these clauses have been met.

     "DISINTERESTED DIRECTOR" means, with respect to any proposed transaction between Nextel and an Affiliate thereof, a member of the board of directors who is not an officer or employee of Nextel, would not be a party to, or have a financial interest in, the transaction and is not an officer, director or employee of, and does not have a financial interest in, that Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because that person holds Capital Stock of Nextel.

     "EXISTING SENIOR NOTES" means Nextel's outstanding 11 1/2% Senior Redeemable Discount Notes Due 2003, 9 3/4% Senior Redeemable Discount Notes Due 2004, 12 1/4% Senior Redeemable Discount Notes Due 2004, 10 1/4% Senior Redeemable Discount Notes Due 2005, 10 1/8% Senior Redeemable Discount Notes Due 2004, 10.65% Senior Redeemable Discount Notes Due 2007, 9 3/4% Senior Serial Redeemable Discount Notes Due 2007, 9.95% Senior Redeemable Discount Notes Due 2008, 12% Senior Serial Redeemable Notes Due 2008 and 4 3/4% Convertible Senior Notes due 2007.

     "FAIR MARKET VALUE" means, for purposes of clause (1) of the "Limitation on Consolidated Debt" covenant, the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors, whose determination will be conclusive if evidenced by a Board Resolution; provided that:

     (1) the Fair Market Value of any security registered under the Securities Exchange Act of 1994 will be the average of the closing prices, regular way, of that security for the 20 consecutive trading days immediately preceding the sale of Capital Stock, and

     (2) in the event the aggregate Fair Market Value of any other property received by Nextel exceeds $10 million, the Fair Market Value of the property will be:

             (a) so long as a Fair Market Value determination of the property is required to be made pursuant to the Certificate of Designation for the Series D Preferred Stock or pursuant to the terms of the Series D Debenture Indenture, or pursuant to the Certificate of Designation for the Series E Preferred Stock or pursuant to the terms of the Series E Debenture Indenture, the Fair Market Value as so determined, which will be set forth in an officer's certificate delivered to the Trustee, and

             (b) otherwise, the Fair Market Value will be determined in good faith by the board of directors, including a majority of the Disinterested Directors who are then members of the board of directors, which determination will be conclusive if evidenced by a Board Resolution.

     "FEBRUARY INDENTURE" means the indenture, dated February 11, 1998, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the February Notes.

     "FEBRUARY NOTES" means Nextel's 9.95% Senior Serial Redeemable Discount Notes due 2008.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of that Person guaranteeing any Debt of any other Person, the "primary obligor", in any manner, whether directly or indirectly, and including any obligation of that Person,

     (1) to purchase or pay, or advance or supply funds for the purchase or payment of, that Debt or to purchase, or to advance or supply funds for the purchase of, any security for the payment of that Debt,

     (2) to purchase property, securities or services for the purpose of assuring the holder of that Debt of the payment of that Debt, or

     (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that Debt.

"Guaranteed" "Guaranteeing" and "Guarantor" have meanings correlative to the foregoing. The Guarantee by any Person will not include endorsements by that Person for collection or deposit, in either case, in the ordinary course of business.

     "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur, by conversion, exchange or otherwise, assume, pursuant to a merger, consolidation, acquisition or other transaction, Guarantee or otherwise become liable in respect of that Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any Debt or other obligation on the balance sheet of that Person. "Incurrence" and "Incurred" have meanings correlative to the foregoing. A change in generally accepted accounting principles that results in an obligation of the Person that exists at that time becoming Debt will not be deemed an Incurrence of that Debt; provided further, however, that the accretion of original issue discount on Debt will not be deemed to be an Incurrence of Debt. Debt otherwise Incurred by a Person before it becomes a Restricted Subsidiary of Nextel will be deemed to have been Incurred at the time it becomes a Restricted Subsidiary.

     "INVESTMENT" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person or the designation of a Subsidiary as an Unrestricted Subsidiary. A transaction will not be an Investment to the extent it involves:

     (1) the issuance or sale by Nextel of its Capital Stock, other than Redeemable Stock, including options, warrants or other rights to acquire Capital Stock, other than Redeemable Stock, or

     (2) a transfer, assignment or contribution by Nextel of shares of Capital Stock, or any options, warrants or rights to acquire Capital Stock, or all or substantially all of the assets of, any Unrestricted Subsidiary of Nextel to another Unrestricted Subsidiary of Nextel.

     "INVESTMENT GRADE" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's.

     "LICENSES" means SMR licenses granted by the Federal Communications Commission that entitle the holder to use the radio channels covered thereby, subject to compliance with Federal Communications Commission rules and regulations, in connection with its SMR business.

     "LIEN" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to the property or assets, including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

     "MARKETABLE SECURITIES" means:

     (1) securities either issued directly or fully guaranteed or insured by the government of the United States or any agency or instrumentality thereof having maturities of not more than six months,

     (2) time deposits and certificates of deposit, having maturities of not more than six months from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having outstanding long-term debt rated A or better, or the equivalent thereof, by S&P or Aaa or better, or the equivalent thereof, by Moody's, and

     (3) commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's, and in each case maturing within six months.

     "MOODY'S" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and that ratings business has been transferred to a successor Person, the successor Person. If Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto has not been transferred to any successor Person, then "Moody's" means any other national recognized rating agency, other than S&P, that rates debt securities having a maturity at original issuance of at least one year and that has been designated by Nextel by a written notice given to the Trustee.

     "NOVEMBER 1998 INDENTURE" means the indenture dated November 4, 1998, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the November 1998 Notes.

     "NOVEMBER 1998 NOTES" means Nextel's 12% Senior Serial Redeemable Notes due 2008.

     "OCTOBER INDENTURE" means the indenture dated October 22, 1997, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the October Notes.

     "OCTOBER NOTES" means Nextel's 9 3/4% Senior Serial Redeemable Discount Notes due 2007.

     "OFFER TO PURCHASE" means a written offer sent by Nextel by first class mail, postage prepaid, to each holder at his address appearing in the security register maintained by the Trustee on the date of the offer offering to purchase the notes at the purchase price specified in the offer, as determined pursuant to the indenture. Unless otherwise required by applicable law, the offer will specify an expiration date of the Offer to Purchase that will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase of notes within five business days after the expiration date. Nextel will notify the Trustee at least 15 days, or shorter period as is acceptable to the Trustee, prior to the mailing of the offer of Nextel's obligation to make an Offer to Purchase, and the offer will be mailed by Nextel or, at Nextel's request, by the Trustee, in the name and at the expense of Nextel. The offer will contain information concerning the business of Nextel and its Subsidiaries which, at a minimum, will include:

     (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee under the indenture, which requirements may be satisfied by delivery of the documents together with the offer,

     (2) a description of material developments in Nextel's business subsequent to the date of the latest of the financial statements referred to in clause (1), including a description of the events requiring Nextel to make the Offer to Purchase,

     (3) if required under applicable law, pro forma financial information concerning, among other things, the Offer to Purchase and the events requiring Nextel to make the Offer to Purchase, and

     (4) any other information required by applicable law to be included therein.

     The offer will contain all instructions and materials necessary to enable holders to tender their notes pursuant to the Offer to Purchase. The offer will also state:

              (a) the section of the indenture under which the Offer to Purchase is being made;

              (b) the expiration date and the settlement date;

              (c) the aggregate principal amount at Stated Maturity of the notes offered to be purchased by Nextel pursuant to the Offer to Purchase;

              (d) the purchase price to be paid by Nextel for each $1,000 principal amount at Stated Maturity of notes accepted for payment, as specified pursuant to the indenture;

              (e) the holder may tender all or any portion of the notes
                  registered in the name of that holder and that any portion of notes tendered must be tendered in an integral multiple of $1,000 of principal amount at Stated Maturity;

              (f) the place or places where the notes are to be surrendered for tender under the Offer to Purchase;

              (g) that interest, if any, on any notes not tendered or tendered, but not purchased by Nextel under the Offer to Purchase, will continue to accrue;

              (h) that on the purchase date the purchase price will become due and payable upon each note being accepted for payment pursuant to the Offer to Purchase;

              (i) that each holder electing to tender notes pursuant to the
                  Offer to Purchase will be required to surrender the notes at the place or places specified in the Offer prior to the close of business on the expiration date, the notes being, if Nextel or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Nextel and the Trustee duly executed by the holder thereof or his attorney duly authorized in writing;

              (j) that holders will be entitled to withdraw all or any portion of the notes tendered if Nextel, or its Paying Agent, receives, not later than the close of business on the expiration date, a facsimile transmission or letter setting forth the name of the holder, the principal amount at Stated Maturity of the notes the holder tendered, the certificate number of the notes the holder tendered and a statement that the holder is withdrawing all or a portion of his tender;

              (k) that Nextel will purchase all those notes duly tendered and not withdrawn under the Offer to Purchase; and

              (l) that in the case of any holder whose notes are purchased only in part, Nextel will execute, and the Trustee will authenticate and deliver to the holder of any notes without service charge, new notes of any authorized denomination as requested by the holder, in an aggregate principal amount at Stated Maturity equal to and in exchange for the unpurchased portion of the aggregate principal amount at Stated Maturity of the notes so tendered.

     Any Offer to Purchase will be governed by and effected in accordance with the offer for the Offer to Purchase.

     "OLD SENIOR NOTES" means Nextel's 9 3/4% Senior Redeemable Discount Notes due 2004, 10 1/4% Senior Redeemable Discount Notes due 2005 and 10 1/8% Senior Redeemable Discount Notes due 2004.

     "OPERATING CASH FLOW" means, for any fiscal quarter,

     (1) Nextel's Consolidated Adjusted Net Income (Loss) plus depreciation and amortization in respect thereof for that fiscal quarter, plus

     (2) all amounts deducted in calculating Consolidated Adjusted Net Income
         (Loss) for that fiscal quarter in respect of interest expense and other financing costs, including dividends paid in respect of Redeemable Stock, and all income taxes, whether or not deferred, applicable to that income period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Cash Flow Ratio:

             (a) any Person that is a Restricted Subsidiary on that date, or would become a Restricted Subsidiary in connection with the transaction that requires the determination of that ratio, will be deemed to have been a Restricted Subsidiary at all times during that fiscal quarter,

             (b) any Person that is not a Restricted Subsidiary on that date, or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of that ratio, will be deemed not to have been a Restricted Subsidiary at any time during that fiscal quarter and

             (c) if Nextel or any Restricted Subsidiary have in any manner acquired, including through commencement of activities constituting the operating business, or disposed, including through termination or discontinuance of activities constituting that operating business, of any operating business during or subsequent to the most recently completed fiscal quarter, the calculation will be made on a pro forma basis on the assumption that the acquisition or disposition had been completed on the first day of the completed fiscal quarter.

     "OPERATING CASH FLOW TO CONSOLIDATED INTEREST EXPENSE RATIO" means, as at any date of determination, the ratio of:

     (1) the Operating Cash Flow of Nextel for the most recently completed fiscal quarter of Nextel, to

     (2) the Consolidated Interest Expense of Nextel and its Restricted Subsidiaries for the most recently completed fiscal quarter of Nextel.

     "PERMITTED DEBT" means:

     (1) any Debt, including Guarantees thereof, outstanding on the Closing Date, including the notes, and any accretion of original issue discount and accrual of interest with respect to that Debt;

     (2) any Debt outstanding under a Credit Facility;

     (3) any Vendor Financing Debt or any other Debt Incurred to finance the cost, including the cost of design, development, construction, improvement, installation or integration, of equipment, inventory or network assets acquired by Nextel or any of its Restricted Subsidiaries after the Closing Date;

     (4) Debt:

             (a) to Nextel, or

             (b) to any Restricted Subsidiary; provided that any event resulting in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any Debt, other than to Nextel or another Restricted Subsidiary, will be deemed, in each case, to constitute an Incurrence of Debt not permitted by this clause (4);

     (5) Debt:

             (a) in respect of performance, surety or appeal bonds provided in the ordinary course of business,

             (b) under foreign currency hedge, interest rate swap or similar agreements, if the agreements:

                - are designed solely to protect Nextel or its Restricted
                  Subsidiaries against fluctuations in foreign currency exchange rates or interest rates, and

                - do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

             (c) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Nextel or any Restricted Subsidiary pursuant to those agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of that business, assets or Restricted Subsidiary for the purpose of financing the acquisition, in a principal amount not to exceed the gross proceeds actually received by Nextel or any Restricted Subsidiary in connection with that disposition;

     (6) renewals, refundings or extensions of any Debt referred to in clause
         (1) or (3) above or Incurred pursuant to clause (2) of the "Limitation on Consolidated Debt" covenant and any renewals, refundings or extensions thereof, plus:

             (a) the amount of any premium reasonably determined by Nextel as necessary to accomplish the renewal, refunding or extension, and

             (b) the other fees and expenses of Nextel reasonably incurred in connection with the renewal, refunding or extension, provided that the renewal, refunding or extension will constitute Permitted Debt only to the extent of the lesser of:

                   - the aggregate principal amount of the Debt being renewed, refunded or extended, and

                   - the principal amount of the refunding, renewal or extension to be due and payable upon a declaration of acceleration of the maturity of the refunding, renewal or extension,

                except as permitted by (a) or (b) above, and

                - to the extent the renewed, refunded or extended Debt does not have a mandatory redemption date prior to the mandatory redemption date of the Debt being renewed, refunded or extended or have an Average Life shorter than the remaining Average Life of the Debt being renewed, refunded or extended;

     (7) Debt payable solely in, or mandatorily convertible into, Capital Stock, other than Redeemable Stock, of Nextel; and

     (8) Debt, in addition to Debt permitted under clauses (1) through (7) above, in an aggregate principal amount outstanding at any time not to exceed $450 million.

     "PERMITTED DISTRIBUTION" of a Person means:

     (1) the exchange by that Person of Capital Stock, other than Redeemable Stock, for outstanding Capital Stock, including, without limitation, the redemption, repurchase or other acquisition or retirement for value of Capital Stock out of the proceeds of a substantially concurrent issue and sale, other than to a Restricted Subsidiary, of Capital Stock other than Redeemable Stock;

     (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Debt of Nextel that is subordinate in right of payment to the notes, in exchange for, including any exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the proceeds of a substantially concurrent issue and sale, other than to a Restricted Subsidiary, of, either

             (a) Capital Stock of Nextel, other than Redeemable Stock, or

             (b) Debt of Nextel that is subordinate in right of payment to the notes on subordination terms no less favorable to the holders of the notes in their capacities as such than the subordination terms, or other arrangement, applicable to the Debt that is redeemed, repurchased, defeased or otherwise acquired or retired for value, provided that, in the case of this clause
                 (b), the new Debt does not mature prior to the Stated Maturity or have a mandatory redemption date prior to the mandatory redemption date of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value or have an Average Life shorter than the remaining Average Life of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value; and

     (3) dividend, penalty or other mandated payments, including mandatory repurchases, on or in respect of any class or series of Nextel's Preferred Capital Stock that is authorized and designated on the Closing Date, that is, the Class A preferred stock, Class B preferred stock, Class C preferred stock, Series D Preferred Stock, Series E Preferred Stock and Zero Coupon Preferred Stock of Nextel.

     "PERMITTED INVESTMENT" means any Investment in Marketable Securities.

     "PERMITTED TRANSACTION" means

     (1) any transaction pursuant to agreements, whether or not definitive, and regardless of whether binding or non-binding, existing on the Closing Date and described in or incorporated by reference into the offering circular dated as of November 5, 1999, relating to the original issuance of the outstanding notes, and

     (2) any transaction or transactions with any vendor or vendors of property or materials used in the telecommunications business, including related activities and services, of Nextel or any Restricted Subsidiary, provided

             (a) those transactions are in the ordinary course of business, and

             (b) that vendor does not beneficially own more than 50% of the voting power of the Voting Stock of Nextel.

     "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PREFERRED CAPITAL STOCK," as applied to the Capital Stock of any Person, means Capital Stock of the Person of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Person, to shares of Capital Stock of any other class of that Person.

     "REDEEMABLE STOCK" of any Person means any Capital Stock of that Person that by its terms or otherwise is

     (1) required to be redeemed prior to the Stated Maturity of the notes,

     (2) redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the notes, or

     (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Debt having a scheduled maturity prior to the Stated Maturity of the notes;

provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Person to repurchase or redeem the Capital Stock upon the occurrence of a "change of control" occurring prior to the Stated Maturity of the notes will not constitute Redeemable Stock if the "change of control" provisions applicable to that Capital Stock are no more favorable to the holders of that Capital Stock than the provisions contained in the "Change of Control" covenant described herein and that Capital Stock specifically provides that the Person will not repurchase or redeem any stock pursuant to that provision prior to Nextel's repurchase of such notes as are required to be repurchased pursuant to the "Change of Control" covenant described below; and further provided that the Series D Preferred Stock, the Series E Preferred Stock and the Zero Coupon Preferred Stock of Nextel will not be considered to constitute Redeemable Stock.

     "REQUIRED CONSENT" means except as otherwise expressly provided in the indenture with respect to matters requiring the consent of each holder of the notes affected thereby,

     (1) the consent of holders of not less than a majority in aggregate principal amount at Stated Maturity of the notes for any action to

             (a) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee, or

             (b) consent to or waive, on behalf of the holders of all the notes, any past default and its consequences, and

     (2) with respect to all other actions requiring the consent of holders of the notes, the consent of either:

             (a) a majority in aggregate principal amount at Stated Maturity of the notes, or

             (b) a majority in aggregate principal amount at Stated Maturity of:

                - the notes,

                - the September Notes, if the holders of the September Notes are being requested to consent to the action with respect to the terms of the September Notes or the September Indenture,

                - the October Notes, if the holders of the October Notes are being requested to consent to the action with respect to the October Notes or the October Indenture,

                - the February Notes, if the holders of the February Notes are being requested to consent to the action with respect to the terms of the February Notes or the February Indenture,

                - the November 1998 Notes, if the holders of the November 1998
                  Notes are being requested to consent to the action with respect to the terms of the November 1998 Notes or the November 1998 Indenture, and

                - any other issue of unsubordinated, unsecured notes issued by
                  Nextel, if those notes or the indenture pursuant to which those notes were issued both

                    - require the consent of the holders of those notes to such action and

                    - provide that the holders thereof will vote with the
                      holders of these notes with respect to such action.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of Nextel, whether existing on the Closing Date or created subsequent thereto, designated from time to time by the board of directors as, or otherwise deemed to be, a "Restricted Subsidiary" in accordance with the "Restricted Subsidiaries" covenant described below.

     "S&P" means Standard & Poor's Ratings Services or, if Standard & Poor's Ratings Services will cease rating debt securities having a maturity at original issuance of at least one year and the ratings business will have been transferred to a successor Person, any successor Person; provided, however, that if

Standard & Poor's Ratings Services ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto will not have been transferred to any successor Person, then "S&P" will mean any other nationally recognized rating agency, other than Moody's, that rates debt securities having a maturity at original issuance of at least one year and that will have been designated by Nextel by a written notice given to the Trustee.

     "SEPTEMBER INDENTURE" means the Indenture dated September 17, 1997, between Nextel, as issuer and Harris Trust and Savings Bank, as trustee, relating to the September Notes.

     "SEPTEMBER NOTES" means Nextel's 10.65% Senior Redeemable Discount Notes due 2007.

     "SERIES D DEBENTURE INDENTURE" means an indenture, having terms and conditions substantially as summarized in the confidential offering memorandum, dated July 16, 1997, prepared in connection with the original issuance by Nextel of shares of Series D Preferred Stock, pursuant to which exchange debentures may be issued by Nextel, the "Series D Exchange Debentures", in exchange for outstanding shares of Series D Preferred Stock.

     "SERIES D PREFERRED STOCK" means the 13% Series D Exchangeable Redeemable Preferred Stock of Nextel issued on July 21, 1997 and any shares of Preferred Capital Stock issued in exchange therefor or as payment in kind dividends thereon.

     "SERIES E DEBENTURE INDENTURE" means an indenture, having terms and conditions substantially as summarized in that confidential offering memorandum, dated February 6, 1998, prepared in connection with the original issuance by Nextel of shares of Series E Preferred Stock, pursuant to which exchange debentures may be issued by Nextel, the "Series E Exchange Debentures" in exchange for outstanding shares of Series E Preferred Stock.

     "SERIES E PREFERRED STOCK" means the 11.125% Series E Exchangeable Redeemable Preferred Stock of Nextel issued on February 6, 1998 and any shares of Preferred Capital Stock issued in exchange therefore or as payment in kind dividends thereon.

     "SPECIALIZED MOBILE RADIO" or "SMR" means a mobile radio communications system that is operated as described in the offering circular dated November 5, 1999, relating to the original issuance of the outstanding notes.

     "STATED MATURITY", when used with respect to any Debt security or any installment of interest thereon, means the date specified in the Debt security as the fixed date on which the principal of the Debt security or the installment of interest is due and payable.

     "SUBSIDIARY" of any Person means

     (1) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Person or by one or more other Subsidiaries of the Person or by the Person and one or more Subsidiaries thereof or

     (2) any other Person, other than a corporation in which the Person, or one or more other Subsidiaries of the Person or the Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "TOTAL COMMON EQUITY" of any Person means, as of any day of determination, and as modified for purposes of the definition of "Change of Control", the product of

     (1) the aggregate number of outstanding primary shares of common stock of the Person on that day, which will not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of that Person, and

     (2) the average Closing Price of the common stock over the 20 consecutive Trading Days immediately preceding that day. If no Closing Price exists with respect to shares of the class, the value of those shares for purposes of clause (2) of the preceding sentence will be determined by the board of directors in good faith and evidenced by a Board Resolution.

     "TOTAL MARKET VALUE OF EQUITY" of Nextel means, as of any day of determination, the sum of

     (1) the product of

             (a) the aggregate number of outstanding primary shares of common stock of Nextel on that day, which will not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of Nextel, and

             (b) the average Closing Price of the common stock over the 20 consecutive Trading Days immediately preceding that day, plus

     (2) the liquidation value of any outstanding shares of Preferred Capital Stock of Nextel on that day.

     If no Closing Price exists with respect to shares of the class, the value of those shares for purposes of clause (b) of the preceding sentence shall be determined by the board of directors in good faith and evidenced by a Board Resolution.

     "TRADING DAY" with respect to a securities exchange or automated quotation system means a day on which the exchange or system is open for a full day of trading.

     "TRUSTEE" means the trustee under the indenture.

     "UNRESTRICTED SUBSIDIARY" means Unrestricted Subsidiary Funding Company and any other Subsidiary that is not a Restricted Subsidiary and includes any Restricted Subsidiary that becomes an Unrestricted Subsidiary in accordance with the "Restricted Subsidiaries" covenant described below.

     "VENDOR FINANCING DEBT" means any Debt owed to

     (1) a vendor or supplier of any property or materials used by Nextel or its Restricted Subsidiaries in their telecommunications business,

     (2) any Affiliate of such a vendor or supplier,

     (3) any assignee of a vendor, supplier or Affiliate of a vendor or supplier, or

     (4) a bank or other financial institution that has financed or refinanced the purchase of property or materials from that vendor, supplier, Affiliate of a vendor or supplier or assignee of a vendor or supplier; provided that the aggregate amount of Debt does not exceed the sum of

             (a) the purchase price of property or materials, including transportation, installation, warranty and testing charges, as well as applicable taxes paid, in respect of property or materials,

             (b) the cost of design, development, site acquisition and
                 construction,

             (c) any interest or other financing costs accruing or otherwise payable in respect of the foregoing, and

             (d) the cost of any services provided by a vendor, supplier or
                 Affiliate of a vendor or supplier.

     "VOTING STOCK" of any Person means Capital Stock of the Person which ordinarily has voting power for the election of directors, or persons performing similar functions, of the Person, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of Nextel means a Restricted Subsidiary all of the outstanding Capital Stock of which, other than directors' qualifying shares, will at the time be owned by Nextel or by one or more Wholly Owned Restricted Subsidiaries or by Nextel and one or more Wholly Owned Restricted Subsidiaries.

     "ZERO COUPON PREFERRED STOCK" means the Zero Coupon Convertible Preferred Stock due 2013 of Nextel issued on December 23, 1998.

  B.  GENERAL

     The exchange notes will be general, unsecured obligations of Nextel limited in aggregate principal amount to $2.0 billion and will mature on November 15, 2009. The exchange notes will be issued in fully registered form only in denominations and integral multiples of $1,000. The exchange notes will be senior, unsecured indebtedness of Nextel, will rank equally in right of payment with all unsubordinated, unsecured indebtedness of Nextel, including, without limitation, the indebtedness evidenced by the Existing Senior Notes, and will be senior in right of payment to all subordinated indebtedness of Nextel. The exchange notes will be effectively subordinated to all current and future indebtedness of Nextel's subsidiaries, including trade payables and other accrued liabilities. Substantially all of this subsidiary indebtedness presently is, and is expected to be, secured by the assets of Nextel's subsidiaries and/or guaranteed by Nextel and its subsidiaries.

     Principal of, premium, if any, and interest on the notes will be payable, and the notes may be presented for registration of transfer or exchange, at the office of the Paying Agent and Registrar. At Nextel's option, interest may be paid by check mailed to the registered address of holders of the notes as shown on the register for the notes. The Trustee will initially act as Paying Agent and Registrar. Nextel may change any Paying Agent and Registrar without prior notice to holders of the notes. Holders of the notes must surrender notes to the Paying Agent to collect principal payments.

     Cash interest on the notes will be payable at a rate of 9.375% per year, semi-annually in arrears on each May 15 and November 15, with the first payment on May 15, 2000 to holders of record of such notes at the close of business on the May 1 and November 1 next preceding the interest payment date. Cash interest will accrue from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Closing Date. Cash interest will be computed on a basis of a 360-day year of twelve 30-day months. Some of Nextel's existing debt agreements restrict the ability of Nextel's subsidiaries to pay dividends to enable Nextel to pay interest on the notes.

     The notes are not subject to any sinking fund.

  C.  OPTIONAL REDEMPTION

     The notes may be redeemed at any time on or after November 15, 2004, at Nextel's option, in whole or in part, upon not less than 30 or more than 60 days' prior written notice mailed by first class mail to each holder's last address as it appears in the Security Register, at the redemption prices, expressed as a percentage of the principal amount thereof, set forth below, plus an amount in cash equal to all accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning November 15 of each of the years set forth below.

                       YEAR                         PERCENTAGE
                       ----                         ----------
2004..............................................   104.688%
2005..............................................   103.125
2006..............................................   101.563
2007 and thereafter...............................   100.000

     In addition, in the event of one or more sales by Nextel on or before November 15, 2002 of at least $50 million of its Capital Stock, other than Redeemable Stock, Nextel may redeem up to a maximum of 35% of the original principal amount of the notes at a redemption price equal to 109.375% of their principal amount plus accrued and unpaid interest to the redemption date; provided that the redemption occurs within 180 days after consummation of any such sale of Capital Stock.

     SELECTION

     In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the Trustee in its sole discretion deems to be fair and appropriate; provided that no notes of $1,000 in principal amount or less shall be redeemed in part. If any notes are to be redeemed in part only, the notice of redemption relating to those notes will state the portion of the principal amount of those notes to be redeemed. A new note in principal amount equal to the unredeemed portion of the notes will be issued in the name of the holder of the notes upon cancellation of the original note.

  D.  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, Nextel will be required to make an Offer to Purchase to each holder of the notes to repurchase all or any part of the holder's notes at a cash purchase price equal to 101% of the principal amount of those notes, plus accrued and unpaid interest to the date of purchase. The Offer to Purchase must be made within 30 days following a Change of Control, must remain open for at least 30 and not more than 60 days and must comply with applicable securities laws.

     None of the provisions in the indenture relating to a purchase upon a Change of Control are waivable by the board of directors. Nextel could, in the future, enter into transactions, including recapitalizations of Nextel, that would not constitute a Change of Control, but would increase the amount of indebtedness outstanding at that time. If a Change of Control were to occur, Nextel would be obligated:

     - for a Change of Control occurring on or after December 15, 2005, or any earlier refinancing of, or termination of the covenants with respect to, all of the Old Senior Notes, the 11 1/2% Senior Redeemable Discount Notes due 2003 of Nextel and the 12 1/4% Senior Redeemable Dial Page Discount Notes due 2004, to offer to purchase outstanding shares of the Series D Preferred Stock and the Series E Preferred Stock,

     - for a Change of Control occurring before December 23, 2005 or any earlier refinancing of, or termination of the covenants with respect to, all of the Old Senior Notes, to either offer to purchase outstanding shares of the Zero Coupon Preferred Stock or increase the conversion rate of the Zero Coupon Preferred Stock,

     - for a Change of Control occurring on or after December 23, 2005 or any earlier refinancing of, or termination of the covenants with respect to, all of the Old Senior Notes, to offer to purchase outstanding shares of the Zero Coupon Preferred Stock,

     - to offer to purchase all Debt which then would be entitled to receive a comparable offer to purchase by reason of the Change in Control, including, without limitation, the Existing Senior Notes, and

     - to offer to repurchase the notes.

     There can be no assurance that Nextel would have sufficient funds to pay the purchase price for all notes that Nextel would be required to purchase if a Change of Control were to occur. In the event that Nextel were required to purchase outstanding notes pursuant to an Offer to Purchase, Nextel would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that Nextel would be able to obtain the financing. In addition, Nextel's ability to purchase the notes may be limited by other then-existing agreements.

  E.  CERTAIN COVENANTS

     LIMITATION ON CONSOLIDATED DEBT

     Nextel will not, and will not permit any Restricted Subsidiary to, Incur any Debt, including Acquired Debt, other than Permitted Debt, unless

     (1) with respect to Debt Incurred under this clause (1), the Debt so Incurred and outstanding is in an aggregate principal amount that does not exceed 2.25 times, with respect to Capital Stock sales after June 1, 1997 and on or prior to March 31, 1998, or 2.00 times, with respect to Capital Stock sales after March 31, 1998, the aggregate amount of net cash proceeds, or 80% of the Fair Market Value of property other than cash, received by Nextel after June 1, 1997 from the issuance and sale, other than a Restricted Subsidiary, of shares of its Capital Stock, other than Redeemable Stock, or any options, warrants or other rights to purchase the Capital Stock other than Redeemable Stock, other than

          (a) proceeds applied for use as a Directed Investment, unless the designation has been revoked by the board of directors and Nextel either abandons its plans to make the Investment or is able to make the Investment pursuant to the "Limitation on Restricted Payments" covenant, other than as a Directed Investment, and

          (b) proceeds which have been included in the computation of the amounts available for Restricted Payments pursuant to clause 3(b) of the second paragraph of the "Limitation on Restricted Payments" covenant, to the extent the inclusion thereof was necessary to allow a subsequent Restricted Payment to be made, or

     (2) on the date of the Incurrence, after giving effect to the Incurrence of the Debt or Acquired Debt and the receipt and application of the net proceeds thereof, and, if the net proceeds of the new Debt are used to acquire a Person that becomes a Restricted Subsidiary or an operating business of Nextel or a Restricted Subsidiary, to all terms of the acquisition, on a pro forma basis, the Operating Cash Flow to Consolidated Interest Expense Ratio would equal or exceed 1.75 to 1.

     LIMITATION ON RESTRICTED PAYMENTS

     Nextel will not, directly or indirectly:

     (1) declare or pay any dividend on, or make any distribution to the holders of, any shares of its Capital Stock, other than dividends or distributions payable solely in its Capital Stock, other than Redeemable Stock or in options, warrants or other rights to purchase any of the Capital Stock, other than Redeemable Stock;

     (2) purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value, other than value consisting solely of Capital Stock of Nextel that is not Redeemable Stock or options, warrants or other rights to acquire the Capital Stock that is not Redeemable Stock, any Capital Stock of Nextel, including options, warrants or other rights to acquire the Capital Stock;

     (3) redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value, other than value consisting solely of Capital Stock of Nextel that is not Redeemable Stock or options, warrants or other rights to acquire the Capital Stock that is not Redeemable Stock, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Debt that is subordinate, whether pursuant to its terms or by operation of law, in right of payment to the notes; or

     (4) make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Investment other than any Permitted Investment, in any Person, other than in a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of the Investment;

     (each of the foregoing actions set forth in clauses (1) through (4), other than an action that is a Permitted Investment or a Permitted Distribution, is a "Restricted Payment") unless, at the time of the Restricted Payment, and after giving effect thereto:

     (1) no Default or Event of Default will have occurred and be continuing;

     (2) except with respect to Investments, after giving effect, on a pro forma basis, to the Restricted Payment and the Incurrence of any Debt the net proceeds of which are used to finance the Restricted Payment, the Consolidated Debt to Annualized Operating Cash Flow Ratio would not have exceeded 7.0 to 1; and

     (3) after giving effect to the Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after February 15, 1994 will not exceed:

          (a) 50% of the Consolidated Net Income, or, in the case of a Consolidated Net Loss, minus 100% of that deficit, of Nextel for the period, taken as one accounting period from April 1, 1994 to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment, plus

          (b) the aggregate net proceeds, including the fair market value of property other than cash, as determined by the board of directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution, received by Nextel from the issuance and sale, other than to a Restricted Subsidiary, on or after February 15, 1994 of shares of its Capital Stock, except for Redeemable Stock, or any options, warrants or other rights to purchase that Capital Stock, except for Redeemable Stock, other than

             - except for purposes of determining whether an Investment under clause (4) above is permitted, shares of Capital Stock or options, warrants or other rights to purchase Capital Stock, or shares issuable upon exercise thereof, issued or sold in the PowerFone Merger, Questar/AMI Share Exchanges, Motorola Transaction and NTT transactions as defined and described in Nextel's prospectus, dated February 9, 1994, relating to Nextel's Senior Redeemable Discount Notes due 2004 and

             - shares of Capital Stock or options, warrants or other rights to purchase Capital Stock, or shares issuable upon exercise thereof, the proceeds of the issuance of which is used

                - to make a Directed Investment, unless the designation has been revoked by the board of directors and Nextel is able to make the Investment pursuant to this "Limitation on Restricted Payments" covenant, other than as a Directed Investment or

                - to Incur Debt under clause (1) of the "Limitation on
                  Consolidated Debt" covenant, unless and until the amount of the Debt

                    - is treated as newly issued Debt and could be Incurred in accordance with the "Limitation on Consolidated Debt" covenant, other than under clause (1) thereof, or

                    - has been repaid or refinanced with the proceeds of Debt
                      Incurred in accordance with the "Limitation on Consolidated Debt" covenant, other than under clause (1) thereof, or

                    - has otherwise been repaid, plus

          (c) the aggregate net proceeds, including the fair market value of property other than cash, as determined by the board of directors, whose good faith determination will be conclusive and evidenced by a Board Resolution, received by Nextel from the issuance or sale, other than to a Restricted Subsidiary, after February 15, 1994 of any Capital Stock of Nextel, other than Redeemable Stock, or any options, warrants or other rights to purchase Capital Stock, other than Redeemable Stock, upon the conversion of, or exchange for, Debt of Nextel or a Restricted Subsidiary.

     The foregoing limitations in this "Limitation on Restricted Payments" covenant do not limit or restrict the making of any Permitted Distribution, Permitted Investment or Directed Investment, and none of a Permitted Distribution, Permitted Investment or Directed Investment will be counted as a Restricted Payment for purposes of clause (3) in the preceding paragraph. In addition, the foregoing limitations do not prevent Nextel from

     (1) paying a dividend on Capital Stock of Nextel within 60 days after the declaration thereof if, on the date when the dividend was declared, Nextel could have paid the dividend in accordance with the provisions of the indenture,

     (2) repurchasing Capital Stock of Nextel, including options, warrants or other rights to acquire the Capital Stock from employees or former employees of Nextel or any Subsidiary thereof for consideration not to exceed $500,000 in the aggregate in any fiscal year, with repurchases pursuant to this clause (2) not being counted as Restricted Payments for purposes of clause (3) in the preceding paragraph, or

     (3) the repurchase, redemption or other acquisition for value of Capital Stock of Nextel to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by Nextel or any of its Subsidiaries from any governmental agency; or

     (4) Investments in Unrestricted Subsidiary Funding Company so long as

          (a) the Investments are invested in Nextel International, Inc. and

          (b) Nextel International, Inc. is a Subsidiary of Nextel.

     Notwithstanding the foregoing limitations in this "Limitation on Restricted Payments" covenant, Nextel will be permitted to make any Investment in a Person that is not, either before or after giving effect thereto, a Subsidiary of Nextel, provided that, immediately after giving effect thereto, the amount equal to

     (1) the aggregate amount of all Investments made pursuant to this paragraph minus

     (2) all cash received by Nextel or any Restricted Subsidiary from the sale, transfer or other disposition to a Person that is not a Subsidiary of Nextel, of any Investment, or portion thereof, included in the aggregate amount, with the amount of cash to be counted for this purpose not to exceed the amount of the Investment, or portion thereof, so included, will not exceed the greater of

          (a) $250 million and

          (b) 2% of the Total Market Value of Equity of Nextel as of the time.

For purposes of determining the aggregate amount of Investments referred to in clause (1), the amount of any Investment will be deemed to equal the cash portion thereof plus the fair market value of any non-cash portion thereof, to the extent the portion constitutes an Investment, at the time the Investment is made, as determined by the board of directors, whose good faith determination will be conclusive and evidenced by a Board Resolution.

     Notwithstanding the foregoing, no Investment in a Person that immediately thereafter would be a Restricted Subsidiary will be a Restricted Payment. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all Investments previously made in the Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (3) of the third preceding paragraph or the aggregate amount of Investments pursuant to clause (1) of the immediately preceding paragraph, in each case to the extent the Investments would otherwise be so counted. For purposes of clause (3)(c) above, the net proceeds received by Nextel from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Debt of Nextel or any Restricted Subsidiary will be deemed to be an amount equal to

     (1) the sum of

          (a) the principal amount or accreted value, whichever is less, of Debt on the date of the conversion or exchange and

          (b) the additional cash consideration, if any, received by Nextel upon the conversion or exchange, less any payment on account of fractional shares, minus

     (2) all expenses incurred in connection with the issuance or sale.

     In addition, for purposes of clause (3)(c) above, the net proceeds received by Nextel from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of Nextel or any Restricted Subsidiary will be deemed to be an amount equal to

     (1) the additional cash consideration, if any, received by Nextel upon the exercise, minus

     (2) all expenses incurred in connection with the issuance or sale.

     For purposes of this "Limitation on Restricted Payments" covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then the Restricted Payment will be deemed to be an amount equal to the cash portion of the Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of the Restricted Payment, as determined by the board of directors, whose good faith determination will be conclusive and evidenced by a Board Resolution.

     RESTRICTED SUBSIDIARIES

     Nextel will not designate any Restricted Subsidiary as an Unrestricted Subsidiary, and will not itself, and will not permit any Restricted Subsidiary to, sell, convey, transfer or otherwise dispose of any assets, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of the transaction, unless, after giving effect to any action, the assets, not including any assets so sold, conveyed, transferred or otherwise disposed of, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of the transaction, and business of Nextel and its remaining Restricted Subsidiaries generated at least 90% of Digital Mobile-SMR Operating Cash Flow in the fiscal quarter of Nextel most recently completed prior to the date of the action.

     The board of directors may designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of Nextel as a Restricted Subsidiary if, after giving effect to the action (and, if the designation is made in connection with the acquisition of a Person or an operating business that is about to become a Subsidiary of Nextel, after giving effect to all terms of the acquisition) on a pro forma basis, on the date of the action, the Debt, if any, of the Unrestricted Subsidiary or Person outstanding immediately prior to the designation would have been permitted to be Incurred, and will be deemed to have been Incurred, for all purposes of the indenture.

     Subject to the second preceding paragraph and compliance with the "Limitation on Restricted Payments" covenant, the board of directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary. The designation by the board of directors of a Restricted Subsidiary as an Unrestricted Subsidiary will, for all purposes of the "Limitation on Restricted Payments" covenant, including the second clause (2) thereof, be deemed to be a Restricted Payment of an amount equal to the fair market value of Nextel's ownership interest in the Subsidiary, including, without duplication, such indirect ownership interest in all Subsidiaries of the Subsidiary, as determined by the board of directors in good faith and evidenced by a Board Resolution.

     Notwithstanding the foregoing provisions of this "Restricted Subsidiaries" covenant, the board of directors may not designate a Subsidiary of Nextel to be an Unrestricted Subsidiary if, after that designation,

     (1) Nextel or any of its other Restricted Subsidiaries

          (a) provides credit support for, or a Guarantee of, any Debt of the Subsidiary, including any undertaking, agreement or instrument evidencing the Debt, or

          (b) is directly or indirectly liable for any Debt of the Subsidiary,

     (2) a default with respect to any Debt of the Subsidiary, including any right which the holders thereof may have to take enforcement action against the Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Debt of Nextel or any Restricted Subsidiary to declare a default on the other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or

     (3) the Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

     The board of directors, from time to time, may designate any Person that is about to become a Subsidiary of Nextel as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time that Subsidiary is created it contains no assets, other than the de minimis amount of assets then required by law for the formation of corporations, and no Debt. Subsidiaries of Nextel that are not designated by the board of directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this "Restricted Subsidiaries" covenant, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries. The board of directors may not change the designation of a Subsidiary of Nextel more than twice in any period of five years.

     TRANSACTIONS WITH AFFILIATES

     Nextel will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction, including the purchase, sale, lease or exchange of any property or the rendering of any service, or series of related transactions with any Affiliate of Nextel on terms that are less favorable to Nextel or such Restricted Subsidiary, as the case may be, than those that might be obtained at the time of the transaction from a Person that is not an Affiliate; provided, however, that this "Transactions with Affiliates" covenant will not limit, or be applicable to,

     (1) any transaction involving one or more Unrestricted Subsidiaries and not involving Nextel or any Restricted Subsidiary,

     (2) any transaction between Nextel and any Restricted Subsidiary or between Restricted Subsidiaries or

     (3) any Permitted Transactions.

     In addition, any transaction or series of related transactions, other than Permitted Transactions, between Nextel or any Restricted Subsidiary and any Affiliate of Nextel, other than a Restricted Subsidiary, involving an aggregate consideration of $5 million or more must be approved in good faith by a majority of Nextel's Disinterested Directors, of which there must be at least one, and evidenced by a Board Resolution. For purposes of this "Transactions with Affiliates" covenant, any transaction or series of related transactions between Nextel or any Restricted Subsidiary and an Affiliate of Nextel that is approved by a majority of the Disinterested Directors, of which there must be at least one, and evidenced by a Board Resolution will be deemed to be on terms as favorable as those that might be obtained at the time of the transaction, or series of transactions, from a Person that is not an Affiliate and thus will be permitted under this covenant.

     ACTIVITIES OF NEXTEL AND RESTRICTED SUBSIDIARIES

     Nextel will not, and will not permit any Restricted Subsidiary to, engage in any business other than the telecommunications business and related activities and services, including those businesses, activities and services as Nextel and the Restricted Subsidiaries were engaged in on the Closing Date.

     PROVISION OF FINANCIAL INFORMATION

     Regardless of whether Nextel is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or any successor provision, Nextel will file with the Commission the annual reports, quarterly reports and other documents which Nextel would have been required to file with the Commission pursuant to
Section 13(a) or 15(d) or any successor provision thereto if Nextel were subject thereto, the documents to be filed with the Commission on or prior to the respective dates by which Nextel would have been required to file them. Nextel will also in any event:

     (1) within 15 days of each required filing date

          (a) transmit by mail to all holders, as their names and addresses appear in the Security Register, without cost to those holders, and

          (b) file with the Trustee

        copies of the annual reports, quarterly reports and other documents which Nextel would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if Nextel were subject thereto and

     (2) if filing the documents by Nextel with the Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request supply copies of the documents to any prospective holder.

     The Trustee's receipt of the reports, information and documents will not constitute constructive notice of any information contained in or determinable from information in the applicable report or document.

     MERGER, SALE OF ASSETS, ETC.

     Nextel

     (1) will not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and

     (2) will not permit any of its Restricted Subsidiaries to enter into any transaction or series of transactions if the transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of Nextel and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, in each case (1) or (2), at the time and after giving effect thereto

          (a) either:

             - if the transaction or series of transactions is a consolidation of Nextel with or a merger of Nextel with or into any other Person, Nextel is the surviving Person of the merger or consolidation, or

             - the Person formed by any consolidation with or merger with or into Nextel, or to which the properties and assets of Nextel or Nextel and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed, leased or otherwise transferred (any surviving Person or transferee Person referred to in this clause being the "Surviving Entity") must be a corporation, partnership or trust organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Nextel under the notes and the indenture and, in each case, the indenture, as so supplemented, will remain in full force and effect, and

          (b) immediately before and immediately after giving effect to the transaction or series of transactions on a pro forma basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of the transaction or series of transactions), no Default or Event of Default may have occurred and be continuing, and

          (c) the Consolidated Net Worth of Nextel or the Surviving Entity, as the case may be, will be equal to or greater than that of Nextel immediately prior to the transaction or series of transactions;

        provided, however, that the foregoing requirements will not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary.

     In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, Nextel will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that the consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof, required under second bullet point under clause (a) of the preceding paragraph, comply with the requirements of the indenture and an opinion of counsel stating that the conditions of the indenture have been complied with. Each Officers' Certificate will set forth the manner of determination of the Consolidated Net Worth in accordance with clause (c) of the preceding paragraph.

     For all purposes of the indenture and the notes, including the provisions described in the two immediately preceding paragraphs and the "Limitation on Consolidated Debt" and "Restricted Subsidiaries" covenants, Subsidiaries of any Surviving Entity will, upon the transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the "Restricted Subsidiaries" covenant and all Debt of the Surviving Entity and its Subsidiaries that was not Debt of Nextel and its Subsidiaries immediately prior to the transaction or series of transactions will be deemed to have been Incurred upon the transaction or series of transactions.

  F.  EVENTS OF DEFAULT

     The following will be Events of Default under the indenture:

     (1) failure to pay principal of, or premium, if any, on, any notes when due;

     (2) failure to pay any interest on any notes when due, continued for 30 days;

     (3) default in the payment of principal of, and premium and interest, if any, on the notes required to be purchased pursuant to an Offer to Purchase as described under "Change of Control" when due and payable, or failure to make an Offer to Purchase as required thereunder;

     (4) failure to perform or comply with the provisions described under "Merger, Sale of Assets, Etc.";

     (5) failure to perform any other covenant or agreement of Nextel under the indenture or the notes continued for 60 days after written notice to Nextel by the Trustee or holders of at least 25% in aggregate principal amount of outstanding notes;

     (6) failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any Debt of Nextel or any Restricted Subsidiary having an outstanding principal amount of at least $25.0 million, individually or in the aggregate;

     (7) the rendering of a final judgment or judgments against Nextel or any Restricted Subsidiary in an amount in excess of $25.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and

     (8) specified events of bankruptcy, insolvency or reorganization affecting Nextel or any Restricted Subsidiary.

     If an Event of Default (other than an Event of Default described in clause
(8) above) occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount at Stated Maturity of the outstanding notes may accelerate the principal amount of all the notes; provided however that after the acceleration, but before a judgment or decree based on acceleration, the holders by Required Consent may, under some circumstances, rescind and annul the acceleration if all Events of Default, other than the nonpayment of the principal amount of the notes, have been cured or waived as provided in the indenture. If an Event of Default specified in clause (8) above occurs, the principal amount of the outstanding notes will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. For information as to waiver of defaults, see "--Modification and Waiver."

     Subject to the provisions of the indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the Trustee reasonable security or indemnity. Subject to the provisions for the indemnification of the Trustee, the holders by Required Consent will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     No holder of any notes will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless

     - the holder has previously given to the Trustee written notice of a continuing Event of Default,

     - the holders of at least 25% in aggregate principal amount at Stated Maturity of the Outstanding Securities have made written request to the Trustee to institute the proceeding as trustee,

     - the holder or holders have offered reasonable indemnity to the Trustee for expenses of the proceeding,

     - the Trustee failed to institute the proceeding within 60 days after receiving the request, and

     - the Trustee has not received from the holders of a majority in aggregate principal amount at Stated Maturity of the Outstanding Securities a direction inconsistent with the request.

However, those limitations do not apply to a suit instituted by a holder of a note for enforcement of payment of the principal of, premium and interest, if any, on the note on or after the respective due dates set forth in the note.

     Nextel will be required to furnish to the Trustee annually a statement as to the performance by it of some of its obligations under the indenture and as to any default in the performance.

  G.  DEFEASANCE AND COVENANT DEFEASANCE

     Nextel may elect, at its option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness or the provisions relating to defeasance of some restrictive covenants in the indenture, applied to the Outstanding Securities, as a whole and not in part.

     Defeasance and Discharge. Upon Nextel's exercise of its option to have the provisions relating to defeasance and discharge applied to the Outstanding Securities, Nextel will be discharged from all its obligations with respect to the notes, except for obligations to:

        - exchange or register the transfer of the notes,

        - replace stolen, lost or mutilated notes,

        - maintain paying agencies and

        - hold moneys for payment in trust,

        upon the deposit in trust for the benefit of the holders of the notes of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any installment of interest on the notes on the respective Stated Maturities thereof in accordance with the terms of the indenture and the notes. This defeasance or discharge may occur only if, among other things, Nextel has delivered to the Trustee an opinion of counsel to the effect that Nextel has received from, or there has been published by, the Internal Revenue Service, the "IRS", a ruling, or there has been a change in tax law, in either case to the effect that holders of the notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

     Defeasance of Certain Covenants. Upon Nextel's exercise of its option to defease the restrictive covenants applied to the Outstanding Securities, Nextel may omit to comply with specified restrictive covenants, including those described under "Covenants" and clause (2)(c) under "Merger, Sale of Assets, Etc.," and the occurrence of specified Events of Default, which are described above in clause (4), with respect to clause (2)(c)), clause (5), with respect to the restrictive covenants, clause (6) and clause (7) under "Events of Default," will be deemed not to be or result in an Event of Default, in each case with respect to the notes. Nextel, in order to exercise the option, will be required to deposit, in trust for the benefit of the holders of the notes, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any installment of interest on the notes on the respective Stated Maturities thereof in accordance with the terms of the indenture and the notes. Nextel will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of the notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of some obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur.

     In the event Nextel exercised this option with respect to the Outstanding Securities and these notes were declared due and payable prior to their Stated Maturity because of the occurrence of any Event of Default or become payable on any redemption date at the option of Nextel, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on the notes at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on the notes upon the acceleration or redemption. In this case, Nextel would remain liable for the payments.

  H.  MODIFICATION AND WAIVER

     Modifications and amendments of the indenture may be made by Nextel and the Trustee with Required Consent; provided, however, that no such modification or amendment may, without the consent of each holder of the notes affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any note,

     (2) reduce the principal amount of, premium, if any, or interest on, any note,
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     (3) change the place or currency of payment of principal or premium, if any, or interest on, any note,

     (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity, or, in the case of a redemption, on or after the Redemption Date, of any note,

     (5) reduce the above-stated percentage of Outstanding Securities the consent of whose holders is necessary to modify or amend the indenture,

     (6) waive a default in the payment of principal of, premium, if any, or interest on, the notes,

     (7) reduce the percentage of aggregate principal amount of Outstanding Securities the consent of whose holders is necessary for waiver of compliance with provisions of the indenture or for waiver of defaults or

     (8) following the mailing of an Offer to Purchase, modify the provisions of the indenture with respect to the Offer to Purchase in a manner adverse to those holders.

  I. NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES

     There will be no recourse against any incorporator or past, present or future stockholder, officer, director, employee or controlling person of Nextel

        - for the payment of the principal of, premium, if any, or interest on, any of the notes, or

        - for any claim and no recourse under or upon any obligation, covenant or agreement of Nextel contained in the indenture or in any of the notes, or

        - because of the creation of any Debt represented thereby.

     Each holder, by accepting the notes, waives and releases all the liability.

  J.  CONCERNING THE TRUSTEE

     Except during the continuance of an Event of Default, the Trustee will perform only those duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise of these rights and powers as a prudent person would exercise under the circumstances in the conduct of the person's own affairs.

     The indenture and provisions of the Trust Indenture Act, incorporated by reference in the indenture, contain limitations on the rights of the Trustee should it become a creditor of Nextel, to obtain payment of claims in some cases or to realize on property received by it in respect of any claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate the conflict or resign.

  K.  BOOK ENTRY; DELIVERY AND FORM

     The exchange notes will initially be issued in the form of one global certificate. The global exchange note will be deposited on the date of the consummation of the exchange offer with or on behalf of The Depository Trust Company and registered in the name of The Depository Trust Company or its nominee.

     Nextel understands that The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to The
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

Depository Trust Company system is available to other banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     So long as The Depository Trust Company, or its nominee, is the registered owner or holder of the global exchange note, The Depository Trust Company or the nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the global exchange note for all purposes under the indenture. No beneficial owner of an interest in a global exchange note will be able to transfer that interest except in accordance with The Depository Trust Company's applicable procedures, in addition to those provided for under the indenture.

     Payments made with respect to a global exchange note will be made to The Depository Trust Company or its nominee, as the case may be, as the registered owner thereof. Nextel will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global exchange note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Nextel expects that The Depository Trust Company or its nominee, upon receipt of any payments made with respect to a global exchange note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global exchange note as shown on the records of The Depository Trust Company or its nominee. Nextel also expects that payments by participants to owners of beneficial interests in such global exchange note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. These payments will be the responsibility of the participants.

     Transfers between participants in The Depository Trust Company will be effected in the ordinary way in accordance with The Depository Trust Company rules and will be settled in same-day funds.

     Although The Depository Trust Company is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global exchange note among participants of The Depository Trust Company, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Nextel will have no responsibility for the performance by The Depository Trust Company or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

  L.  CERTIFICATED NOTES

     If The Depository Trust Company is at any time unwilling or unable to continue as a depositary for the global exchange note and a successor depositary is not appointed by Nextel within 90 days, Nextel will issue a physical certificate for such notes in exchange for the global exchange note. In addition, if there is an Event of Default under the notes, The Depository Trust Company may exchange the global exchange note for certificated notes and distribute these certificated notes to its participants. Finally, beneficial owners whose interests are represented by the global exchange note may request a physical certificate.

VII.  PRINCIPAL UNITED STATES FEDERAL TAX CONSIDERATIONS TO NON-U.S. HOLDERS

     The following is a summary of specified United States federal income and estate tax matters. In the case of Non-U.S. Holders, as defined below, this discussion summarizes the principal United States Federal income tax considerations of the exchange offer and of the purchase, ownership and disposition of the notes. In the case of U.S. Holders, as defined below, this discussion addresses only the United States federal income tax consequences of the exchange offer. This summary is based on the Internal Revenue Code of 1986, existing and proposed Treasury regulations promulgated under that Code, and administrative and judicial interpretations of the regulations, all as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect.

     This summary deals only with notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax considerations that may be relevant to holders of the notes in light
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of their particular circumstances or to holders of the notes subject to special rules, for example, banks, insurance companies, tax-exempt organizations, dealers in securities or foreign currencies, persons holding the notes as part of a hedging transaction, "straddle," conversion transaction, or other integrated transaction, or foreign currency effects on holders of the notes whose functional currency, as defined in Section 985 of the Code, is not the United States dollar. Persons considering the purchase of the notes should consult with their own tax advisors about the application of the United States federal income tax laws to their particular situations as well as any tax considerations under the laws of any state, local or foreign jurisdiction.

     As used in this prospectus, the term "U.S. Holder" means a beneficial owner of notes that is, for United States federal income tax purposes:

     - a citizen or individual resident of the United States;

     - a corporation, or other entity treated as a corporation, created in or under the laws of the United States or of any state;

     - an estate the income of which is subject to United States federal income taxation regardless of its source;

     - a trust over which a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, including certain trusts in existence on August 20, 1996 and treated as United States persons prior to this date that timely elected to continue to be treated as United States persons; or

     - a partnership, or other entity treated as a partnership, created or organized in or under the laws of the United States or of any state, except as Treasury regulations may provide.

     The term "Non-U.S. Holder" means any holder that is not a U.S. Holder.

EXCHANGE OFFER

     The exchange of the outstanding notes for exchange notes should not be treated as a taxable transaction to U.S. Holders or to Non-U.S. Holders for United States federal income tax purposes. Rather, the exchange notes received should be treated as a continuation of the outstanding notes surrendered in exchange. As a result, there should be no material United States federal income tax consequences to U.S. Holders or to Non-U.S. Holders exchanging outstanding notes for exchange notes.

OWNERSHIP AND DISPOSITION OF NOTES BY NON-U.S. HOLDERS

     Under present United States federal law, and subject to the discussion below concerning backup withholding:

          (a) payments of principal, interest and premium, if any, on the notes by Nextel or its paying agent to any Non-U.S. Holder will not be subject to 30% United States federal withholding tax, provided that, in the case of interest,

           - the holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Nextel entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to Nextel through stock ownership, and

           - the certification requirement set forth in Section 871(h) or
             Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below;

          (b) a Non-U.S. Holder of a note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of that note, unless

           - the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and specific other conditions are met, or
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

           - the gain is effectively connected with the conduct by this Non-U.S. Holder of a trade or business in the United States; and

          (c) under Code Section 2105(b) with respect to United Stated federal estate tax law, a note held by an individual who is not, for United States estate tax purposes, a citizen or resident of the United States at the time of his death generally will not be subject to United States federal estate tax as a result of that individual's death, provided that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Nextel entitled to vote and, at the time of that individual's death, payments with respect to the note would not have been effectively connected with the conduct by that individual of a trade or business in the United States.

     The certification requirement referred to in the second bullet point of paragraph (a) will be fulfilled if the beneficial owner of a note certifies on Internal Revenue Service ("IRS") Form W-8, IRS Form W-8BEN or successor form under penalties of perjury, that it is not a United States person and provides its name and address, and

           - that beneficial owner files IRS Form W-8, IRS Form W-8BEN or successor form with the withholding agent or

           - in the case of a note held by a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business holding the note on behalf of the beneficial owner, that financial institution files with the withholding agent a statement that it has received the IRS Form W-8, IRS Form W-8BEN or successor form from the holder and furnishes the withholding agent with a copy thereof. With respect to notes held by a foreign partnership, under current law, the IRS Form W-8 may be provided by the foreign partnership. However, for interest and disposition proceeds paid with respect to a note after December 31, 2000, unless the foreign partnership has entered into a withholding agreement with the IRS, a foreign partnership will be required, in addition to providing an intermediary IRS Form W-8IMY or successor form, to attach an appropriate certification by each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

     If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on interest and on any gain realized on the sale, exchange or disposition of a note on a net income basis in the same manner as if it were a United States person. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide to the withholding agent a properly executed IRS Form 4224, IRS Form W-8ECI or successor form, to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a 30% branch profits tax for the taxable year, subject to adjustments. For purposes of the branch profits tax, interest or any gain recognized on the sale, exchange or other disposition of a note will be included in the effectively connected earnings and profits of the Non-U.S. Holder if such interest or gain, as the case may be, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

     BACKUP WITHHOLDING AND INFORMATION REPORTING. Nextel will, where required, report to Non-U.S. Holders of notes and to the IRS the amount of any interest paid on the notes. Under current United States federal income tax law, backup withholding tax of 31% will not apply to payments on a note if the certifications required by Sections 871(h) and 881(c) of the Code are received, provided in each case that the payer, including a bank or its paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

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

     Under current Treasury regulations, payments on the sale, exchange or other disposition of a note made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or, in the case of payments made after December 31, 2000, a foreign partnership with specific connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

     Treasury regulations recently issued by the IRS, which are generally effective for payments made after December 31, 2000, make certain modifications to the certification procedures applicable to Non-U.S. Holders. Non-U.S. Holders of notes should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining that exemption, if available. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

VIII.  PLAN OF DISTRIBUTION

     Except as described below, a broker-dealer may not participate in the exchange offer in connection with a distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes by such broker-dealer. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received for its own account in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities. Nextel has agreed that for a period of 90 days after the expiration date of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale subject to the conditions described under "V.B. The Exchange Offer -- Resale of the Exchange Notes."

     Nextel will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices, or negotiated prices. Any resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on the resale of exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act of 1933. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     Nextel has agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and expenses of counsel for the holders of the exchange notes and will indemnify the holders of the exchange notes, including any broker-dealers, against some liabilities, including some liabilities under the Securities Act of 1933.

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IX.  LEGAL MATTERS

     Jones, Day, Reavis & Pogue, Atlanta, Georgia, will pass upon the validity of the exchange notes for Nextel.

X.  EXPERTS

     The consolidated financial statements and related financial statement schedules of Nextel incorporated in this prospectus by reference from Nextel's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

XI.  WHERE YOU CAN GET MORE INFORMATION

  A.  AVAILABLE INFORMATION

     Nextel files reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the public reference facilities maintained by the Commission at:

     - The Commission's Public Reference Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549

     - The Commission's regional offices at

          - 7 World Trade Center, 13th Floor, New York, New York 10048 and

          - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Nextel's filings are also available on the Commission's web site on the Internet at http://www.sec.gov.

     Nextel filed a registration statement with the Commission under the Securities Act of 1933 to register the exchange notes to be issued in the exchange offer. As allowed by the Commission's rules, this prospectus does not contain all of the information you can find in the registration statement and its exhibits. As a result, statements in this prospectus concerning the contents of any contract, agreement or other document are not necessarily complete. If Nextel filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

  B.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Commission allows Nextel to "incorporate by reference" information into this prospectus. This means Nextel can disclose information to you by referring you to another document filed by Nextel with the Commission. Nextel will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191,
Attention: Investor Relations, telephone: (703) 433-4000. This prospectus incorporates by reference the following documents:

     - Annual Report on Form 10-K for the year ended December 31, 1998, dated and filed with the Commission on March 30, 1999;

     - Current Reports on Form 8-K:

          - dated and filed with the Commission on February 24, 1999;

          - dated and filed with the Commission on April 1, 1999;

          - dated May 12, 1999 and filed with the Commission on May 13, 1999;

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

        - dated and filed with the Commission on June 15, 1999;

        - dated and filed with the Commission on June 23, 1999;

        - dated and filed with the Commission on August 12, 1999;

        - dated and filed with the Commission on August 18, 1999;

        - dated October 20, 1999 and filed with the Commission on October 21, 1999;

        - dated and filed with the Commission on November 8, 1999;

        - dated and filed with the Commission on November 12, 1999;

        - dated November 30, 1999 and filed with the Commission on December 1, 1999;

        - dated and filed with the Commission on December 16, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, dated and filed with the Commission on May 17, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, dated and filed with the Commission on August 16, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, dated and filed with the Commission on November 15, 1999; and

     - Proxy Statement, dated as of April 7, 1999, filed with the Commission in definitive form on April 8, 1999, with respect to the information required by Items 401 (management), 402 (executive compensation), 403 (securities ownership) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

     Nextel is also incorporating by reference additional documents it may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before

     - the exchange of the exchange notes for the outstanding notes, or

     - to the extent this prospectus is used by one or more broker-dealers in connection with the resale of exchange notes received by that broker-dealer for its own account in exchange for outstanding notes acquired as a result of market-making or other trading activities, the date those resales are complete.

This additional information is a part of this prospectus from the date of filing of those documents.

     Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The information relating to Nextel contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, some of the information, including financial information, contained in this prospectus or incorporated in this prospectus by reference should be read in conjunction with documents filed with the Commission by Nextel International, Inc.

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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Set forth below is a description of certain provisions of the Restated Certificate of Incorporation, as amended (the "Nextel Charter"), of Nextel Communications, Inc. ("New Nextel," and, together with "Old Nextel," its predecessor corporation of the same name, "Nextel"), the Amended and Restated By-laws of Nextel (the "Nextel By-laws"), and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Nextel Charter, the Nextel By-laws, and the DGCL.

     Elimination of Liability in Certain Circumstances. The Nextel Charter provides that, to the full extent provided by law, a director will not be personally liable to Nextel or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     While Article 7 of the Nextel Charter provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article 7 will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of
Article 7 as described above apply to officers of Nextel only if they are directors of Nextel and are acting in their capacity as directors, and does not apply to officers of Nextel who are not directors.

     Indemnification and Insurance. Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     Article 6 of the Nextel Charter and Article VII of the Nextel By-laws provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of Nextel the protections available to directors and officers of Delaware corporations. Article VII of the Nextel By-laws also provides that expenses incurred by a person in defending a civil or criminal action, suit, or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Nextel as authorized by relevant Delaware law. Nextel has obtained directors and officers liability insurance providing coverage to its directors and officers.

     On September 12, 1991, the Board of Directors of Nextel unanimously adopted resolutions authorizing Nextel to enter into an Indemnification Agreement (the "Indemnification Agreement") with each director of Nextel. Nextel has entered into an Indemnification Agreement with each of its directors and officers.

     One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the "Indemnitees") may receive indemnification under circumstances in which indemnity would not otherwise be provided by the DGCL. Pursuant to the

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Indemnification Agreements, an Indemnitee is entitled to indemnification as provided by Section 145 of the DGCL and to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act, or neglect or breach of duty, including any actual or alleged error, misstatement, or misleading statement, which such person commits, suffers, permits, or acquiesces in while acting in the Indemnitee's position with Nextel. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Nextel Charter or the Nextel By-laws, any policy of insurance or otherwise. Nextel is not required under the Indemnification Agreements to make payments in excess of those expressly provided for in the DGCL in connection with any claim against the
Indemnitee:

          (i) which results in a final, nonappealable order directing the Indemnitee to pay a fine or similar governmental imposition which Nextel is prohibited by applicable law from paying; or

          (ii) based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled including, without limitation, profits made from the purchase and sale by the Indemnitee of equity securities of Nextel which are recoverable by Nextel pursuant to
     Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and profits arising from transactions in publicly traded securities of Nextel which were effected by the Indemnitee in violation of
     Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

     In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

     The Indemnification Agreements are also intended to provide increased assurance of indemnification by prohibiting Nextel from adopting any amendment to the Nextel Charter or the Nextel By-laws which would have the effect of denying, diminishing or encumbering the Indemnitee's rights pursuant thereto or to the DGCL or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

ITEM 21.  EXHIBITS.

     Pursuant to Item 601 of Regulation S-K, 17 C.F.R.
sec.229.601(b)(4)(iii)(A), Nextel has excluded from Exhibit No. 4 instruments defining the rights of holders of long-term debt with respect to debt that does not exceed 10% of the total assets of Nextel. Nextel agrees to furnish copies of such instruments to the Commission upon request.

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  4.1.1    --  Restated Certificate of Incorporation of Nextel (filed on
               July 31, 1995 as Exhibits No. 4.1.1 and 4.1.2 to Nextel's
               Post-Effective Amendment No. 1 on Form S-8 to Registration
               Statement No. 33-91716 on Form S-4 (the "Nextel S-8
               Registration Statement") and incorporated herein by
               reference).
  4.1.2    --  Certificate of Designation of the Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights
               of 13% Series D Exchangeable Preferred Stock and
               Qualifications, Limitations and Restrictions Thereof (filed on July 21, 1997 as Exhibit 4.1 to the Current Report on
               Form 8-K dated on July 21, 1997 and incorporated herein by reference).
  4.1.3    --  Certificate of Designation of the Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights
               of 11.125% Series E Exchangeable Preferred Stock and
               Qualifications, Limitations and Restrictions Thereof (filed on February 12, 1998 as Exhibit 4.1 to the Current Report on
               Form 8-K dated on February 11, 1998 (the "February 11 Form
               8-K") and incorporated herein by reference).

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  4.1.4    --  Certificate of Designation of the Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights
               of Zero Coupon Convertible Preferred Stock due 2013 and
               Qualifications, Limitations and Restrictions Thereof (filed on February 10, 1999 as Exhibit 4.16 to Nextel's
               Registration Statement on Form S-4 (the "February 1999 Form
               S-4") and incorporated herein by reference).
   4.2     --  Amended and Restated By-laws of Nextel (filed on July 31,
               1995 as Exhibit No. 4.2 to the Nextel S-8 Registration
               Statement and incorporated herein by reference).
  4.3.1    --  Indenture between Old Nextel and The Bank of New York, as
               Trustee, dated August 15, 1993 (the "August Indenture")
               (filed on December 23, 1993 as Exhibit 4.13 to Old Nextel's
               Registration Statement No. 33-73388 on Form S-4 and
               incorporated herein by reference).
  4.3.2    --  Supplemental Indenture, dated as of June 30 1995, to the
               August Indenture between Nextel and The Bank of New York
               (filed on November 14, 1995 as Exhibit 4.1 to Nextel's
               Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1995 (the "November 14 Form 10-Q") and
               incorporated herein by reference).
  4.3.3    --  Second Supplemental Indenture, dated as of July 28, 1995, to the August Indenture between ESMR, Inc. (now known as
               Nextel), as Successor by Merger to Nextel and The Bank of
               New York (relating to the August Indenture) (filed on
               November 14, 1995 as Exhibit 4.3 to the November 14 Form
               10-Q and incorporated herein by reference).
  4.3.4    --  Third Supplemental Indenture, dated as of June 13, 1997, to the August Indenture between Nextel Communications, Inc. and
               The Bank of New York, as Trustee (filed on June 17, 1997 as
               Exhibit 4.1 to the Current Report on Form 8-K dated June 13,
               1997 (the "June 13 Form 8-K") and incorporated herein by
               reference).
  4.3.5    --  Fourth Supplemental Indenture, dated March 24, 1998, to the
               August Indenture between Nextel Communications, Inc. and The
               Bank of New York, as Trustee (filed on May 13, 1998 as
               Exhibit 4.3 to Nextel's Quarterly Report on Form 10-Q for
               the quarter ended March 31, 1998 (the "May 13 Form 10-Q")
               and incorporated herein by reference).
  4.4.1    --  Indenture between Old Nextel and the Bank of New York, as
               Trustee, dated as of February 15, 1994 (the "February
               Indenture") (filed on March 1, 1994 as Exhibit 4.1 to Old
               Nextel's Current Report on Form 8-K dated February 16, 1994 and incorporated herein by reference).
  4.4.2    --  Supplemental Indenture dated as of June 30, 1995 to the
               February Indenture between Old Nextel and The Bank of New
               York (filed on November 14, 1995 as Exhibit 4.2 to the
               November 14 Form 10-Q and incorporated herein by reference).
  4.4.3    --  Second Supplemental Indenture, dated as of July 28, 1995, to the February Indenture between ESMR, Inc. (now known as
               Nextel), as Successor by Merger to Old Nextel and The Bank
               of New York (relating to the February Indenture) (filed on
               November 14, 1995 as Exhibit 4.4 to the November 14 Form
               10-Q and incorporated herein by reference).
  4.4.4    --  Third Supplemental Indenture, dated as of June 13, 1997, to the February Indenture between Nextel Communications, Inc., and The Bank of New York, as Trustee (filed on June 17, 1997 as Exhibit 4.2 to the June 13 Form 8-K and incorporated
               herein by reference).
  4.5.1    --  Indenture for Senior Redeemable Discount Notes due 2004,
               dated as of January 13, 1994, between OneComm Corporation
               (formerly called CenCall Communications Corp.) and The Bank of New York (the "OneComm Indenture") (filed on June 7, 1995 as Exhibit 99.2 to Nextel's Registration Statement No.
               33-93182 on Form S-4 (the "OneComm S-4 Registration
               Statement") and incorporated herein by reference).
  4.5.2    --  Supplemental Indenture, dated as of June 30, 1995, to the
               OneComm Indenture between OneComm Corporation (formerly
               called CenCall Communications Corp.) and The Bank of New
               York (filed on November 14, 1995 as Exhibit 10.12 to the
               November 14 Form 10-Q and incorporated herein by reference).

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  4.5.3    --  Second Supplemental Indenture, dated as of July 28, 1995, to the OneComm Indenture between Nextel (formerly known as
               ESMR, Inc.), as successor to OneComm Corporation and The
               Bank of New York (filed on November 14, 1995 as Exhibit
               10.13 to the November 14 Form 10-Q and incorporated herein by reference).
  4.5.4    --  Third Supplemental Indenture, dated as of June 13, 1997, to the OneComm Indenture between Nextel and The Bank of New
               York (filed on June 17, 1997 as Exhibit 4.5 to the June 13
               Form 8-K and incorporated herein by reference).
  4.6.1    --  Indenture for Senior Redeemable Discount Notes due 2004,
               dated as of April 25, 1994, between Dial Call
               Communications, Inc. and The Bank of New York (the "Dial
               Call 2004 Indenture") (filed on June 7, 1995 as Exhibit 99.4 to the OneComm S-4 Registration Statement and incorporated herein by reference).
  4.6.2    --  Supplemental Indenture, dated as of August 7, 1995, to the
               Dial Call 2004 Indenture between Dial Call Communications,
               Inc. and The Bank of New York (filed on December 5, 1995 as
               Exhibit 99.3 to the Nextel's Registration Statement No.
               33-80021 on Form S-4 (the "Dial Page S-4 Registration
               Statement") and incorporated herein by reference).
  4.6.3    --  Second Supplemental Indenture, dated as of January 30, 1996, to the Dial Call 2004 Indenture between Dial Page, Inc. (as successor to Dial Call Communications, Inc.) and The Bank of
               New York (filed on April 1, 1996 as Exhibit 4.26 to Nextel's
               Annual Report on Form 10-K for the year ended December 31,
               1995 (the "1995 Form 10-K") and incorporated herein by
               reference).
  4.6.4    --  Third Supplemental Indenture, dated as of January 30, 1996, to the Dial Call 2004 Indenture between Nextel (as successor to Dial Page, Inc.) and The Bank of New York (filed on April
               1, 1996 as Exhibit 4.27 to the 1995 Form 10-K and
               incorporated herein by reference).
  4.6.5    --  Fourth Supplemental Indenture, dated as of June 13, 1997, to the Dial Call 2004 Indenture between Nextel and The Bank of
               New York (filed on June 17, 1997 as Exhibit 4.3 to the June
               13 Form 8-K and incorporated herein by reference).
  4.6.6    --  Fifth Supplement Indenture, dated March 24, 1998, to the
               Dial Call 2004 Indenture between Nextel and The Bank of New
               York (filed on May 13, 1998 as Exhibit 4.4 to the May 13
               Form 10-Q and incorporated herein by reference).
  4.7.1    --  Indenture for Senior Discount Notes due 2005, dated as of
               December 22, 1993, between Dial Call Communications, Inc.
               and The Bank of New York (the "Dial Call 2005 Indenture")
               (filed as Exhibit 99.3 to the OneComm S-4 Registration
               Statement and incorporated herein by reference).
  4.7.2    --  Supplemental Indenture, dated as of April 25, 1994, to the
               Dial Call 2005 Indenture between Dial Call Communications,
               Inc. and The Bank of New York (filed on April 1, 1996 as
               Exhibit 4.29 to the 1995 Form 10-K and incorporated herein by reference).
  4.7.3    --  Supplemental Indenture, dated as of June 30, 1995, to the
               Dial Call 2005 Indenture between Dial Call Communications,
               Inc. and The Bank of New York (filed on December 5, 1995 as
               Exhibit 99.4 to the Dial Page S-4 Registration Statement and
               incorporated herein by reference).
  4.7.4    --  Third Supplemental Indenture, dated as of January 30, 1996, to the Dial Call 2005 Indenture between Dial Page Inc. (as successor to Dial Call Communications, Inc.) and The Bank of
               New York (filed on April 1, 1996 as Exhibit 4.31 to the 1995
               Form 10-K and incorporated herein by reference).
  4.7.5    --  Fourth Supplemental Indenture, dated as of January 30, 1996, to the Dial Call 2005 Indenture between Nextel (as successor to Dial Page, Inc.) and The Bank of New York (filed on April
               1, 1996 as Exhibit 4.32 to the 1995 Form 10-K and
               incorporated herein by reference).
  4.7.6    --  Fifth Supplemental Indenture, dated as of June 13, 1997, to the Dial Call 2005 Indenture between Nextel and The Bank of
               New York (filed on June 17, 1997 as Exhibit 4.4 to the June
               13 Form 8-K and incorporated herein by reference).

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  4.8.1    --  Indenture for Senior Discount Notes due 2007, dated as of
               March 6, 1997, between McCaw International, Ltd. (now known as Nextel International) and The Bank of New York, as
               Trustee (the "NI 2007 Indenture") (filed on March 31, 1997 as Exhibit 4.24 to Nextel's Annual Report on Form 10-K for
               the year ended December 31, 1996 (the "1996 Form 10-K") and incorporated herein by reference).
  4.8.2    --  Warrant Agreement, dated as of March 6, 1997, between McCaw
               International, Ltd. and The Bank of New York (filed on March
               31, 1997 as Exhibit 4.26 to the 1996 Form 10-K and
               incorporated herein by reference).
   4.9     --  Indenture dated September 17, 1997 between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee, relating to Nextel's 10.65% Senior Redeemable
               Discount Notes due 2007 (filed on September 22, 1997 as
               Exhibit 4.1 to Nextel's Current Report on Form 8-K dated
               September 22, 1997 and incorporated herein by reference).
   4.10    --  Indenture dated as of October 22, 1997 between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee, relating to Nextel's 9.75% Senior Serial Redeemable
               Discount Notes due 2007 (filed on October 23, 1997 as
               Exhibit 4.1 to Nextel's Current Report on Form 8-K dated
               October 23, 1997 and incorporated herein by reference).
   4.11    --  Indenture dated as of February 11, 1998, between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee, relating to Nextel's 9.95% Senior Serial Redeemable
               Discount Notes due 2008 (filed on February 12, 1998 as
               Exhibit 4.2 to the February 11 Form 8-K and incorporated
               herein by reference).
   4.12    --  Indenture dated as of November 4, 1998 between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee, relating to Nextel's 12.0% Senior Serial Redeemable
               Notes due 2008 (filed February 10, 1999 as Exhibit 4.13.1 to the February 1999 Form S-4 and incorporated herein by
               reference).
   4.13    --  Indenture for Senior Discount Notes due 2008, dated March
               12, 1998 between Nextel International, Inc. and The Bank of
               New York (filed on May 14, 1998 as Exhibit 4.1 to Nextel
               International Inc.'s Quarterly Report on Form 10-Q for the
               quarter ended March 31, 1998 and incorporated herein by
               reference).
   4.14    --  Registration Rights Agreement, dated December 23, 1998, by and between Nextel, Goldman, Sachs & Co., Morgan Stanley &
               Co., Incorporated and Nationsbanc Montgomery Securities LLC
               (filed on March 30, 1999 as Exhibit 4.13 to Nextel's Annual
               Report on Form 10-K for the fiscal year ended December 31,
               1998 and incorporated herein by reference).
   4.15    --  Indenture, dated as of June 16, 1999, between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee, relating to Nextel's 4 3/4% Convertible Senior
               Notes due 2007 (filed on June 23, 1999 as Exhibit 4.1 to the
               Current Report on Form 8-K dated and filed with the
               Commission on June 23, 1999 and incorporated herein by
               reference.)
   4.16    --  Indenture dated as of November 12, 1999 between Nextel
               Communications, Inc. and Harris Trust and Savings Bank, as
               Trustee, relating to Nextel's 9.375% Senior Serial
               Redeemable Notes due 2009 (filed on November 15, 1999 as
               Exhibit 4.1 to Nextel's Quarterly Report on Form 10-Q for
               the quarter ended September 30, 1999 and incorporated herein by reference).
   4.17    --  Registration Rights Agreement, dated as of November 12, 1999 between Nextel and Goldman, Sachs & Co. (filed on November
               15, 1999 as Exhibit 4.2 to Nextel's Quarterly Report on Form
               10-Q for the quarter ended September 30, 1999 and
               incorporated herein by reference).
   4.18    --  Amended and Restated Credit Agreement, dated as of November
               9, 1999 between Nextel Communications, Inc., Nextel Finance
               Company, the other restricted companies party thereto, the lenders party thereto, Toronto Dominion (Texas) Inc., as
               Administrative Agent and The Chase Manhattan Bank, as
               Collateral Agent (filed as Exhibit 4.3 to Nextel's Quarterly
               Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference).
  *5       --  Form of Opinion of Jones, Day, Reavis & Pogue regarding validity.
  *8       --  Form of Opinion of Jones, Day, Reavis & Pogue regarding certain tax matters.

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 *12       --  Statement regarding computation of earnings to fixed charges and preferred stock dividends.
  23.1     --  Consent of Jones, Day, Reavis & Pogue (included in Exhibits
               5 and 8).
 *23.2     --  Consent of Deloitte & Touche LLP.
 *24       --  Powers of Attorney.
 *25       --  Statement of eligibility under the Trust Indenture Act of
               1939 on Form T-1.
 *99.1     --  Letter of Transmittal.
 *99.2     --  Notice of Guaranteed Delivery.

---------------
* filed herewith

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RESTON, IN THE COMMONWEALTH OF VIRGINIA, ON THE 16TH DAY OF DECEMBER 1999.

                                          NEXTEL COMMUNICATIONS, INC.

                                          By:     /s/ THOMAS J. SIDMAN
                                          --------------------------------------
                                                    (THOMAS J. SIDMAN)
                                            SENIOR VICE PRESIDENT AND GENERAL
                                                         COUNSEL

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                        NAME                                      TITLE                   DATE
                        ----                                      -----                   ----
                          *                             Chairman of the Board and
-----------------------------------------------------           Director
                 (DANIEL F. AKERSON)

                          *                            President, Chief Executive
-----------------------------------------------------     Officer and Director
                (TIMOTHY M. DONAHUE)                      (Principal Executive
                                                                Officer)

                          *                             Executive Vice President
-----------------------------------------------------  and Chief Financial Officer
                (STEVEN M. SHINDLER)                      (Principal Financial
                                                                Officer)

                          *                                Vice President and
-----------------------------------------------------     Controller (Principal
                 (WILLIAM G. ARENDT)                       Accounting Officer)

                          *                            Vice Chairman of the Board
-----------------------------------------------------         and Director
                 (MORGAN E. O'BRIEN)

                          *                                     Director
-----------------------------------------------------
                   (KEITH J. BANE)

                          *                                     Director
-----------------------------------------------------
              (WILLIAM E. CONWAY, JR.)

                          *                                     Director
-----------------------------------------------------
                 (FRANK M. DRENDEL)

                          *                                     Director
-----------------------------------------------------
                    (JANET HILL)

                          *                                     Director
-----------------------------------------------------
                (WILLIAM A. HOGLUND)

                        NAME                                      TITLE                   DATE
                        ----                                      -----                   ----
                          *                                     Director
-----------------------------------------------------
                  (CRAIG O. MCCAW)

                          *                                     Director
-----------------------------------------------------
                (DENNIS M. WEIBLING)

                /s/ THOMAS J. SIDMAN                        Attorney-in-fact        December 16, 1999
-----------------------------------------------------
                 (THOMAS J. SIDMAN)

                                    EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS                     PAGE
-------                          -----------------------                     ----
  *5       --  Form of Opinion of Jones, Day, Reavis & Pogue regarding validity.
  *8       --  Form of Opinion of Jones, Day, Reavis & Pogue regarding certain tax matters.
 *12       --  Statement regarding computation of earnings to fixed
               charges.
  23.1     --  Consent of Jones, Day, Reavis & Pogue (included in Exhibits
               5 and 8).
 *23.2     --  Consent of Deloitte & Touche LLP.
 *24       --  Powers of Attorney.
 *25       --  Statement of eligibility under the Trust Indenture Act of
               1939 on Form T-1.
 *99.1     --  Letter of Transmittal.
 *99.2     --  Notice of Guaranteed Delivery.

---------------
* filed herewith